                                                                    EXHIBIT 10.3

                                                    *** OMITTED INFORMATION
                                                    DENOTED BY ASTERISKS (***)
                                                    HAS BEEN SEPARATELY FILED
                                                    WITH THE COMMISSION AND
                                                    IS SUBJECT TO A CONFIDENTIAL
                                                    TREATMENT REQUEST***

================================================================================




                          SECOND AMENDED AND RESTATED

                              PRODUCTION AGREEMENT



                                    between



                               BP CHEMICALS INC.



                                      and



                            STERLING CHEMICALS, INC.



                                effective as of
                                 August 1, 1996
================================================================================

                          SECOND AMENDED AND RESTATED
                              PRODUCTION AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                       PAGE
ARTICLE 1
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 2
         INITIAL AND ADDITIONAL TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 3
         SUPPLY OF ACETIC ACID  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 4
         DELIVERY, SHIPMENT AND STORAGE INSTRUCTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 5
         CHANGES IN SPECIFICATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 6
         PAYMENT FOR ACETIC ACID  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 7
         PRODUCT OWNERSHIP, DELIVERIES AND SHIPMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 8
         TESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 9
         MEASUREMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 10
         STORAGE OF ACETIC ACID BY COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 11
         OPERATION OF UNIT AND RELATED MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 12
         SHUT-DOWNS OF THE UNIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 13
         INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 14
         ACCESS TO THE UNIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 15
         METHANOL SUPPLY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 16
         SPECIAL EXPENDITURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 17
         CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 18
         PERSONNEL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 19
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 20
         REPRESENTATIONS AND WARRANTIES OF BP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 21
         PARTICIPATION IN NEGOTIATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE 22
         ACCESS TO INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE 23
         SEMIANNUAL MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 24
         FINANCIAL ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 25
         ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 26
         CONFIDENTIALITY AND INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 27
         DEFAULTS; FAILURES; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE 28
         NOTICE OF CERTAIN EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE 29
         SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE 30
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE 31
         ADDITIONAL RIGHTS AND LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE 32
         FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ARTICLE 33
         ASSIGNMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE 34
         GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                          SECOND AMENDED AND RESTATED
                              PRODUCTION AGREEMENT

                                    EXHIBITS

         Cost of Sales                                                       A

         Fixed Costs                                                         B

         Methanol Specification                                              C

         Acetic Acid Specifications                                          D

         Legal Description of the Land of the Unit                           E

         Variable Costs                                                      F

         Summary of Insurance Coverage                                       G

         Sample Profit Calculations After 2006                               H

         Blend Gas Credit                                                    I

                          SECOND AMENDED AND RESTATED
                              PRODUCTION AGREEMENT


THE STATE OF TEXAS                )
                                  )    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS                  )


         THIS SECOND AMENDED AND RESTATED PRODUCTION AGREEMENT executed this ___ day of ____________, 1997, but effective as of August 1, 1996, is by and between BP CHEMICALS INC., an Ohio corporation and successor in interest to BP Chemicals Americas Inc., and STERLING CHEMICALS, INC., a Delaware corporation.

                             W I T N E S S E T H :

         WHEREAS, the Company (as defined below) acquired on August 1, 1986 a petrochemical plant located in Texas City, Texas which contains facilities for the production of acetic acid; and

         WHEREAS, effective August 1, 1986 the Company executed and delivered to BP (as defined below) a special warranty deed with vendor's lien whereby the Company conveyed to BP fee simple determinable title in and to the Unit, which fee interest ceased, determined and reverted to the Company on August 1, 1996; and

         WHEREAS, on August 1, 1986 BP leased the Unit to the Company for the production of acetic acid pursuant to a Lease and Production Agreement dated August 1, 1986 ("1986 Agreement") provided that the Company agreed to give BP, during an Initial Term of ten (10) years commencing on August 1, 1986, the exclusive right to purchase all acetic acid produced by the Company in the Unit, except as otherwise permitted by the 1986 Agreement; and

         WHEREAS, on August 1, 1986 pursuant to the 1986 Agreement the Company gave BP an option to extend such Initial Term for up to two further periods (not exceeding in the aggregate a period of ten [10] years) during which BP was granted the exclusive right to acquire all acetic acid produced by the Company in the Unit in consideration of the payment of an extension fee; and

         WHEREAS, the 1986 Agreement has heretofore been amended on October 9, 1986, November 17, 1988, December 12, 1988, December 13, 1988, and September 8, 1993; and

         WHEREAS, on August 8, 1994, the parties hereto (a) restated the 1986 Agreement to reflect all prior amendments, and (b) amended the 1986 Agreement to make provision for the terms and conditions under which, in lieu of BP exercising its right to extend the Initial Term for up to two further periods not exceeding in the aggregate a period of ten (10) years, (i) the production agreement portion of the 1986 Agreement was extended through July 31, 2016, composed of two ten (10) year terms and (ii) BP was granted the exclusive right to acquire acetic acid during the period from August 1, 1996 through July 31, 2016 ("1994 Restated Agreement"); and

         WHEREAS, the Initial Term expired and title to the Unit reverted to the Company on August 1, 1996; and

         WHEREAS; the parties hereto wish to restate the 1994 Restated
Agreement again, and also to further amend the 1994 Restated Agreement to among other things: (a) ***. (b) modify the 1994 Restated Agreement to reflect changes in the operation of the Unit resulting from (i) completion by Praxair of the Praxair Facility, (ii) completion of the Methanol Facility and (iii) the completion of DB III; and (c) reflect the expiration of the Initial Term;

         NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained and the mutual benefits to be derived therefrom, the parties hereto agree that the 1994 Restated Agreement, be and hereby is further amended as provided herein, such amendments to be effective as of the Amendment Effective Date (except as otherwise provided herein), and that the 1994 Restated Agreement be and hereby is amended and restated in its entirety as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Unless otherwise stated in this Agreement, the following terms shall have the meanings ascribed to them below, and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         Acetic Acid: Acetic acid produced in the Unit and meeting the Specifications in effect from time to time pursuant to this Agreement.

         Acetic Acid Measuring Equipment: Shore tanks located on the Unit for measuring deliveries of Acetic Acid to be loaded into barges or ships, and scales located at the Plant for measuring deliveries of Acetic Acid to be loaded into trucks and rail cars.

         Acetic Acid Plant Assets:  As defined in Section 17.8(a) hereof.

         Acetic Acid Technology Agreement: That certain Acetic Acid Technology Agreement dated as of the date hereof but effective as of August 1, 1986 among BPCL, BP and the Company.

         Additional Rail Cars:  As defined in Section 7.2 hereof.

         Affiliate: Affiliate of a party shall mean a corporation, at least 50% of the voting securities of which is owned directly or indirectly by such party; a corporation which owns directly or indirectly at least 50% of the voting stock of such party; a corporation, at least 50% of the voting securities of which is owned directly by a corporation which owns directly or indirectly at least 50% of the voting stock of such party; or any other entity controlled, controlled by or under common control with such party.

         After Acquired Assets:  As defined in Section 2.1(b) hereof.

         Agreement: This Second Amended and Restated Production Agreement, as the same may be further amended from time to time pursuant to the provisions hereof.

         1986 Agreement and 1994 Restated Agreement: As defined in the recitals hereof.

         Amendment Effective Date:  August 1, 1996.

         Arbitration Notice:  As defined in Section 25.1 hereof.

         Barge: That certain barge, identified as M-25, Official No. 527030, for so long as such barge remains in service during the Initial Term and the First and Second Additional Terms.

         Blend Gas: A mixed carbon monoxide/hydrogen stream plus a pure hydrogen stream.

         Blend Gas Credit:  A credit calculated in the manner set forth in
Exhibit I attached hereto.

         BP: BP Chemicals Inc., an Ohio corporation, and its successors and permitted assigns hereunder.

         BPCL: BP Chemicals Ltd., a company registered in England and Wales and an Affiliate of BP, and its successors and assigns.

         BP Event of Default: During the Initial Term and the First and Second Additional Terms hereof, (i) the failure by BP to perform any of its financial obligations hereunder which failure shall continue for a period of thirty (30) days after the same is due hereunder, (ii) the failure by BP to perform any other covenants or agreements hereunder to a material extent which failure continues for a period of thirty (30) days after receipt of written notice thereof by BP from the Company, (iii) the inaccuracy in any material respect of any representation or warranty made by BP in this Agreement, (iv) the failure by either of BP or BPCL to perform any of its financial obligations or any other covenants or agreements under the Acetic Acid Technology Agreement to a material extent which failure continues for a period of thirty (30) days after receipt of written notice by BP from the Company, and/or (v) if BP shall
(a) make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian or receiver of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction; or any such petition or application shall be filed or any such proceedings shall be commenced against BP and BP shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian or receiver of all or any substantial part of the business, estate or assets of BP or approving the petition or application in any such proceeding, and such order shall remain in effect for more than ninety (90) days, and (b) as a result thereof, any such trustee, custodian or receiver shall take any action having any of the effects set forth in subsections (i), (ii) and/or
(iv) above; provided, however, that with respect to an event described in (i),
(ii) or (iv) above, if BP (or in the case of (iv) above, and/or BPCL) or any such trustee, custodian or receiver has performed any such obligation, covenant or agreement or made any such payment prior to the expiration of such thirty
(30) day period, such failure or default shall not constitute a BP Event of Default.

         Business Day: A day in the City of Houston, Harris County, Texas, that is neither a Saturday, Sunday or legal holiday nor a day on which banking institutions in Houston, Texas or New York, New York are obligated by law to close.

         Capital Expenditures: Expenditures incurred to (a) acquire any asset for use on the Unit, or (b) add to, modify, replace or improve any asset on the Unit so that (i) the cost of operations on the Unit is reduced, (ii) the capacity of the Unit is increased, (iii) the efficiency of the Unit is improved,

(iv) operational safety of the Unit is improved, or compliance with legal requirements is achieved or maintained, and/or (v) the product quality or reliability of the Unit is improved. Also, any expenditures incurred in replacing or improving the Barge or the Rail Cars or in purchasing the Additional Rail Cars.

         Capital Project:  A project which requires Capital Expenditures.

         Claim:  As defined in Section 30.3 hereof.

         Company: Sterling Chemicals, Inc., a Delaware corporation, and its successors and permitted assigns hereunder.

         Company Event of Default: During the Initial Term and the First and Second Additional Terms hereof, (i) the failure by the Company to perform any of its obligations, covenants or agreements hereunder to a material extent which failure continues for a period of thirty (30) days after receipt of written notice thereof by the Company from BP, (ii) the inaccuracy in any material respect of any representation or warranty made by the Company in this Agreement, (iii) the failure by the Company to deliver to BP the quantity of Acetic Acid as required by the Delivery, Shipment and Storage Instructions for two (2) consecutive Months unless such failure to deliver is otherwise excused hereunder, and/or (iv) if the Company shall (a) make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian or receiver of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt law of any jurisdiction; or any such petition or application shall be filed or any such proceedings shall be commenced against the Company and the Company shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian or receiver of all or any substantial part of the business, estate or assets of the Company or approving the petition or application in any such proceeding, and such order shall remain in effect for more than ninety (90) days, and (b) as a result thereof, any such trustee, custodian or receiver shall take any action having any of the effects set forth in subsections (i) and/or (iii) above; provided however, with respect to an event described in (i) above, if the Company or any such trustee, custodian or receiver has performed any such obligation, covenant or agreement prior to the expiration of such thirty (30) day period, such failure to perform shall not constitute a Company Event of Default.

         Company Taxes: Subject to the provisions of Section 34.2(b), all taxes, if any, (other than capital stock, income or excess profit taxes, general franchise taxes imposed on corporations on account of their corporate existence or on their right to do business within the state as a foreign corporation, ad valorem and real property taxes and similar taxes) licenses, fees or charges levied, assessed or made by any governmental authority on the act, right or privilege of production, transportation, handling, sale, resale or delivery of Acetic Acid produced, sold or delivered under this Agreement which (i) are measured by the volume in pounds, value or sales price of, or are otherwise based on producing, transporting, purchasing, handling, selling or reselling, Acetic Acid and (ii) are imposed upon and paid by or for the account of the Company.

         Contract Year: A period of twelve (12) consecutive months beginning on the first Day of January next following the Effective Date, and beginning on the first Day of January of each subsequent year during the Initial Term and, if applicable, the First and Second Additional Terms. The period of time from the Effective Date until the first day of the January next following the Effective Date, and the period of time from the first day of January last occurring during the Initial Term or, if applicable, the First and Second Additional Terms, shall each be considered to be a Contract Year.

         Cost of Sales: The reasonable direct out-of-pocket expenses incurred by BP in connection with the sale of Acetic Acid or Unit Product including, but not limited to, the expenses listed in Exhibit A attached hereto and reasonable allocations of BP's direct marketing support costs.

         DB III: A debottlenecking project for the purpose of increasing Acetic Acid production capacity to 770,000,000 pounds per year.

         Damages: Any and all damages, cash payments, expenses, obligations, claims, liabilities, fines, penalties, clean-up or remedial costs, shut-down costs, repairs or reconstruction costs, costs of investigation, attorneys' fees, court costs, and operating, extraordinary or business interruption losses including (i) except as otherwise provided herein, any such matters arising from Spills or Releases Requiring Response Action, and (ii) unless otherwise specifically disclaimed herein, consequential, incidental and indirect damages, but excluding any and all of the foregoing arising from or related to the acetic acid process or acetic acid technology licensed by BPCL to the Company.

         Day: The 24-hour period commencing at 7:00 a.m. Houston, Texas time on one calendar day and ending at 7:00 a.m. Houston, Texas time on the following calendar day. The date of a Day shall be that of its beginning.

         Declaration of BP Default:  As defined in Section 27.2 hereof.

         Declaration of Company Default:  As provided in Section 27.1 hereof.

         Delivery, Shipment and Storage Instructions:  As defined in Section
4.1 hereof.

         Effective Date:  The Purchase Closing Date.

         Estimated Delivery, Shipment and Storage Instructions:  As defined in
Section 4.1 hereof.

         First Additional Term:  As defined in Section 2.1(a) hereof.

         First Extension Fee:  As defined in Section 2.1(c) hereof.

         Fixed Costs: All actual fixed costs incurred, sustained or paid in connection with the production, sale or delivery of Acetic Acid, Unit Product and syn-gas, including but not limited to the items listed in Exhibit B; provided that fixed costs invoiced to Sterling by Praxair as a result of the monthly production of carbon monoxide will be considered Fixed Costs under this Agreement and will be included therein.

         Initial Term:  As defined in Section 2.1(a) hereof.

         Major Capital Item:  As defined in Section 6.6(c) hereof.

         Methanol: Methanol meeting the specification set forth on Exhibit C attached hereto.

         Methanol Facility: That certain facility owned by the Company and located at the Plant that, through a combination of new construction and increases in capacity, has been reconstructed by the Company and BP pursuant to the Methanol Production Agreement and from which BP will purchase methanol for delivery to the Company pursuant to this Agreement.

         Methanol Measuring Equipment: For Methanol delivered by barge, shore tanks located at the Plant for measuring deliveries of Methanol. For Methanol delivered from the Methanol Facility, the meter that measures the flow of Methanol into the Unit.

         Methanol Production Agreement: That certain Methanol Production Agreement dated September 26, 1996 by and between the Company and BP, as same may be amended from time to time pursuant to the terms thereof.

         Minor Capital Item:  As defined in Section 6.6(c) hereof.

         Monsanto:  Monsanto Company, a Delaware corporation.

         Month: The period beginning at 7:00 a.m. on the first day of a calendar month and ending at 7:00 a.m. on the first day of the next succeeding calendar month.

         Note: That certain Promissory Note dated August 1, 1986 in the original principal amount ***, executed by BP, as maker, payable to the order of the Company, as payee, and bearing interest as provided therein, constituting the purchase price of the Unit.

         Plant: The petrochemical plant located in Texas City, Texas, acquired by the Company from Monsanto pursuant to the Purchase Agreement.

         Point of Delivery:  As defined in Section 7.1 hereof.

         Praxair: Praxair Hydrogen Supply, Inc., a Delaware corporation, and its successors and assigns.

         Praxair Facility: That certain facility for the production of carbon monoxide, blend gas, hydrogen and steam owned by Praxair and located within the Plant on a site leased by the Company to Praxair, from which the Company has contracted to purchase its requirements of carbon monoxide, hydrogen and blend gas for the Unit and for the Company's oxo-alcohol unit.

         Praxair Product Supply Agreement: That certain Product Supply Agreement dated as of May 15, 1995 by and between the Company and Praxair, as same may be amended from time to time pursuant to the terms thereof.

         Profit:  ***.

         Purchase Agreement: The Asset Purchase Agreement dated August 1, 1986 between Monsanto and the Company.

         Purchase Closing Date: The date the closing occurred under the Purchase Agreement.

         Quarter: During any Contract Year which is a calendar year, the period beginning at 7:00 a.m. on the first day of the Months of January, April, July and October and ending at 7:00 a.m. on the first day of the next succeeding April, July, October and January, respectively. During any

Contract Year which is not a calendar year, Quarter shall mean a three (3) month period (or such lesser period prior to reaching the commencement of a calendar year as shall be applicable) commencing at 7:00 a.m. on the first day of such period and ending at 7:00 a.m. on the morning of the first day of the next succeeding January, April, July or October, as the case may be.

         Rail Cars: Those certain sixty (60) railroad tank cars made available by the Company to BP pursuant to Section 7.2 hereof for so long as such cars remain in service during the Initial Term and the First and Second Additional Terms.

         Right: The exclusive right of BP to acquire all Acetic Acid or Unit Product produced by the Company in the Unit.

         Scheduled Shutdown: A period during which the Unit is shut down for the purpose of a Capital Project or to install equipment acquired by a Special Expenditure or such maintenance as has been agreed by the parties hereto in a Semiannual Meeting.

         Second Additional Term:  As defined in Section 2.1(a) hereof.

         Semiannual Meetings: The meetings of representatives of the Company and BP to be held no later than four (4) weeks after the end of each March and September in each Contract Year.

         Special Expenditure: Any expenditure incurred to acquire and install any significant item of equipment for use on the Unit not otherwise defined as Capital Expenditure or reimbursed by BP to the Company as a Fixed Cost.

         Specifications: The acetic acid specifications, attached hereto as Exhibit D, as the same may be changed from time to time by written agreement between BP and the Company.

         Spills or Releases Requiring Response Action: Any emission, discharge, release or threatened release of pollutants, contaminants, or hazardous substances or toxic materials or wastes into or upon ambient air, surface water, ground water or land, or subsurface strata or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, or hazardous substances or toxic materials or wastes, as any of the same relate to or affect or arise in connection with the operation of the Unit, the Barges, the Rail Cars or Additional Rail Cars, or the production, delivery, storage, shipment, sale, resale or use, disposal or transportation of Acetic Acid, Unit Product, or feedstocks, raw materials, wastes or other materials used in or resulting from the production of Acetic Acid or Unit Product.

         Surplus Payment:  As defined in Section 6.6(b) hereof.

         Third Party Action:  As defined in Section 30.3 hereof.

         Unit: Those certain tracts of real property situated in Texas City, Galveston County, Texas, as more particularly described on Exhibit E attached hereto and made a part hereof by reference for all purposes as if copied herein in full, together with all buildings, improvements and fixtures located and to be located thereon, generally known or referred to as the Plant's acetic acid complex, including, but not limited to the syn-gas unit, the acetic acid plant, buildings, storage tanks and all replacements, substitutions, deletions, additions or other changes thereto from time to time as permitted by this Agreement; provided, that from and after the shutdown of the syn-gas unit in connection with the Startup (as that term is defined in the Praxair Product Supply Agreement) of the Praxair Facility, those items of the syn-gas unit to be used as part of the Methanol Facility shall cease to be a part of the Unit for all purposes.

         Unit Capacity:  As defined in Section 6.6(b) hereof.

         Unit of Measurement:  As defined in Section 9.1 hereof.

         Unit Product: Any acetic acid produced in the Unit which does not meet the Specifications in effect from time to time pursuant to this Agreement.

         Variable Costs: The actual variable costs incurred in the production of acetic acid including but not limited to the items listed on Exhibit F and the variable costs invoiced to the Company by Praxair but excluding the variable costs associated with the syn-gas unit.

                                   ARTICLE 2

                          INITIAL AND ADDITIONAL TERMS

         2.1 (a) The term of this Agreement, during which time BP shall have the Right shall be for a period of thirty (30) years commencing on August 1, 1986 and continuing through July 31, 2016, unless earlier terminated as provided herein. The first ten (10) year period, commencing on August 1, 1986 and continuing through July 31, 1996, is herein referred to as the "Initial Term". The second ten (10) year period, commencing on August 1, 1996 and continuing through July 31, 2006, is herein referred to as the "First Additional Term". The third ten (10) year period, commencing on August 1, 2006 and continuing through July 31, 2016, is herein referred to as the "Second Additional Term".

         (b) On July 31, 1996, the lease provisions of the 1994 Restated Agreement terminated and on August 1, 1996 title to the Unit reverted to the Company and the Unit, as constituted on August 1, 1986 and including all improvements thereto made by the Company and unreimbursed by BP subsequent to August 1, 1986, became the sole property of the Company. BP agrees to execute and deliver to the Company such instruments, in recordable form, as the Company may reasonably request to confirm the reversion of record title to the Unit and all personal property used as part of the Unit to the Company. BP agrees that it has no ownership interest in the Unit or any improvements to the Unit made since August 1, 1986, other than that portion of any Capital Expenditure, Capital Project or Special Expenditure paid for either directly or through reimbursement by BP (the "After Acquired Assets").

         (c) As consideration for the grant by the Company to BP of the Right for the First Additional Term, BP shall pay to the Company an aggregate amount (the "First Extension Fee") equal to 120 (the number of Months in the First Additional Term) multiplied by the monthly payment set forth below. The First Extension Fee shall be payable in equal consecutive monthly installments of *** each, in immediately available funds by wire transfer to the Company's account at such account or place of payment as may be designated by the Company in writing to BP. The first monthly installment shall be due and payable on the first Business Day of the second Month of the First Additional Term (September 3, 1996) and each of the remaining monthly payments shall be due and payable on the first Business Day of each Month thereafter, with the last payment due on August 1, 2006. As consideration for the grant by the Company to BP of the Right for the Second Additional Term, BP shall not be required to pay to the Company any extension fee, but the share of Profit payable to the Company shall be increased in accordance with Section 6.6(b), and paid in accordance with
Section 6.6(c), of this Agreement.

         2.2 In the event of any breach or failure to perform hereunder during the First or Second Additional Term by BP or the Company, which breach or failure continues for a period of thirty (30) Days after written notice thereof, the other party hereto shall be entitled to pursue all rights and remedies provided at law or in equity for such breach or failure including, but not limited to, terminating this Agreement and seeking and recovering Damages therefor or the remedy of specific performance of this Agreement whether or not such remedy is otherwise normally available. Unless earlier terminated in accordance with the provisions hereof, or unless the parties agree to another extension hereof prior to January 1, 2016, this Agreement will terminate on July 31, 2016. Upon termination of this Agreement, BP agrees to sell to the Company and the Company agrees to purchase from BP, all of BP's right, title and interest in and to the After Acquired Assets ***

BP agrees to execute and deliver to the Company such instruments, in recordable form, as the Company shall reasonably require at the termination of this Agreement to transfer record title to the After Acquired Assets to the Company. In the event that a project or projects similar in scope and effect to DB III are agreed and implemented by the parties during the First or Second Additional Term, it is the intent of the parties to negotiate an extension of the Agreement over the estimated useful life of such project or projects.

         2.3 Upon the termination of this Agreement, BP will own the Acetic Acid and Unit Product in inventory at the Unit and will pay to the Company within thirty (30) days the Company's share of the Profit on such inventory, calculated using a sales price equal to the average price of all sales by BP during the month following such termination.

                                   ARTICLE 3

                             SUPPLY OF ACETIC ACID

         3.1 On the terms and subject to the conditions of this Agreement, commencing on August 1, 1986 BP hereby agrees to receive and pay for and the Company agrees to produce and deliver to BP Acetic Acid in such amounts as requested by BP in the manner provided herein subject at all times to the limitations imposed in Section 3.4 hereof.

         3.2 BP and the Company agree that Acetic Acid delivered to the applicable Point of Delivery hereunder shall be made available to BP under as uniform conditions and rates as possible. Accordingly, BP shall take deliveries of, and the Company shall deliver, Acetic Acid in a manner commensurate with good operating practices and in accordance with proper maintenance, operating and distribution procedures and at as uniform rates of delivery as possible throughout each Quarter during the Initial Term and the First and Second Additional Terms.

         3.3 BP and the Company each agree to give the other reasonable notice of such party's desire at any time materially to increase or decrease the quantity of Acetic Acid deliverable at any particular time hereunder. If either party fails to meet the requirements of the Delivery, Shipment and Storage Instructions, such party shall notify the other party of the reasons for such failure and the estimated time such failure may continue.

         3.4 The Company shall not be required to expand, upgrade or, except as otherwise expressly required herein, rebuild the Unit or any other Plant facilities or to purchase acetic acid from other sources in order to perform its obligations to BP pursuant to the provisions of this Agreement.

                                   ARTICLE 4

                  DELIVERY, SHIPMENT AND STORAGE INSTRUCTIONS

         4.1 On or before fourteen (14) Days prior to the end of each Quarter during each Contract Year, BP shall provide notice to the Company (orally, in writing or in other mutually agreeable form) setting forth BP's estimated delivery, shipment and storage instructions of Acetic Acid for the coming Quarter (the "Estimated Delivery, Shipment and Storage Instructions") which shall include estimated dates, quality requirements and volumes of deliveries, shipments and storage requirements of Acetic Acid for such Quarter. At least five (5) Business Days prior to the first Day of each Month,

BP shall provide notice in similar form to the Company setting forth BP's requested dates, quality requirements and volumes of deliveries and shipping and its storage requirements of Acetic Acid for the coming Month (the "Delivery, Shipment and Storage Instructions").

         4.2 In addition to the Estimated Delivery, Shipment and Storage Instructions and the Delivery, Shipment and Storage Instructions, BP may deliver to the Company from time to time additional shipping instructions for the Acetic Acid. All such instructions with respect to any particular shipment shall be given as early as is practicable prior to the requested shipment date. The Company shall use its best efforts to deliver Acetic Acid at the times specified in such instructions.

         To the extent required hereunder, the Company shall comply with the requirements of governmental authorities having jurisdiction now in force or which may hereafter be in force pertaining to the operation of the Unit and the production of Acetic Acid or Unit Product and shall faithfully observe in the use and operation of the Unit applicable laws and regulations now in force or which may hereafter be in force.

                                   ARTICLE 5

                           CHANGES IN SPECIFICATIONS

         5.1 The Company shall produce Acetic Acid in accordance with established procedures and methods of manufacture.

         5.2 Prior to making any change in raw materials or in procedures and methods of manufacture employed in producing Acetic Acid hereunder which the Company has, or should have, reason to believe may make such Acetic Acid unsuitable to any of BP's customers, the Company will notify BP of the Company's intent to make any such change. If the Company fails to notify BP of the Company's intent to make any such change, or if the Company notifies BP of the Company's intent to make any such change and BP does not consent to such change, and the Company thereafter makes such change, the Company shall indemnify and hold BP harmless pursuant to the provisions of Article 30 hereof from Damages which BP may suffer or incur by reason of such change. If the Company notifies BP of the Company's intent to make any such change and BP consents to such change, BP shall indemnify and hold the Company harmless pursuant to the provisions of Article 30 hereof from Damages which the Company may suffer or incur by reason of such change.

         5.3 If at any time, any Acetic Acid to be supplied to BP changes in chemical composition from that previously supplied to BP by the Company hereunder, or the procedures and methods of manufacture employed in producing Acetic Acid hereunder change so that in either event, such Acetic Acid is unsuitable to any of BP's customers, then (i) BP shall notify the Company of such unsuitability and may thereafter refuse to accept shipments of Acetic Acid hereunder, and (ii) the Company shall indemnify and hold BP harmless pursuant to the provisions of Article 30 hereof from Damages which BP may suffer or incur by reason of any such change or changes. If, notwithstanding the unsuitability of Acetic Acid to BP's customer, BP accepts such shipment of Acetic Acid, then (i) BP shall notify the Company of such acceptance notwithstanding such unsuitability, and (ii) BP shall indemnify and hold the Company harmless pursuant to the provisions of Article 30 hereof from Damages which the Company may suffer or incur by reason of such unsuitable Acetic Acid.

         5.4 If the product produced by the Company in the Unit fails to meet the Specifications, in whole or in part, and is delivered to BP as if it were Acetic Acid and BP is not notified of such failure in advance, the Company shall indemnify and hold BP harmless pursuant to the provisions of Article 30 hereof from Damages which BP may suffer or incur by reason of any such failure. If the Company notifies BP of such failure in advance, but BP accepts the Unit Product notwithstanding such failure, BP shall indemnify and hold the Company harmless pursuant to the provisions of Article 30 hereof from Damages which the Company may suffer or incur by reason of such failure.

         5.5 The Specifications shall not be changed unless agreed to in advance in writing by BP and the Company.

                                   ARTICLE 6

                            PAYMENT FOR ACETIC ACID

         6.1 Effective as of October 1, 1995, the charge for all Acetic Acid delivered to BP hereunder during each Month of each Contract Year shall be the sum of the following:

                 (a)      ***.

                 (b)      ***.

                 (c)      ***.

         6.2 BP shall pay the charge therefor to the Company after receipt of invoice therefor in the following manner:

                 (a)      ***.

                 (b)      ***.

                 (c)      ***.

         6.3 The Company shall, on or before the fifth Business Day of each Month, render to BP

                 (a) an invoice for the preceding Month showing the quantity of Acetic Acid delivered; beginning and ending Acetic Acid inventories, the production quantities of hydrogen, carbon monoxide, blend gas; the carbon monoxide usage in Acetic Acid; the value of Acetic Acid (including the value of the Methanol contained therein) shipped to the Company's acrylonitrile unit; the current price of methanol, carbon dioxide and natural gas; and the amount of the Variable Costs due; and BP shall pay each such invoice on or before the tenth Day after receipt thereof (or if such Day is not a Business
         Day, on the Business Day next following); and

                 (b) a credit memorandum for the preceding Month showing the calculation of the Blend Gas Credit in the manner provided by
         Exhibit I hereto.

         6.4 As soon as is practicable after the end of each Month, the Company shall submit to BP an invoice showing an adjustment to the Fixed Costs based on the difference between the estimated Fixed Costs paid by BP and referred to in Section 6.2(a) hereof and the actual Fixed Costs due for that Month based on any adjustments thereto necessary to fully reimburse the Company for all Fixed Costs for the Month. The net sum due to the Company or any credit due to BP resulting from the items referred to in Section 6.4 hereof shall be paid or credited, as the case may be, on or before the twelfth Day after receipt of the invoice (or if such Day is not a Business Day, on the Business Day next following).

         6.5 The Company and BP shall cooperate in investigating, evaluating and implementing mutually agreeable methods to reduce the Variable Costs and the Fixed Costs; provided, however, that nothing contained in this Section 6.5 shall be construed to apply or pertain to any Capital Project.

         6.6 (a) For the period of time from December 12, 1988 through the end of the First Additional Term within ninety (90) Days after the end of each Contract Year, BP shall pay to the Company in cash an amount equal to *** of any Profit for such Contract Year as an additional fee hereunder.

                 (b) Commencing August 1, 2006 through the termination of this Agreement, the Company's share of Profit will be increased during the period from *** to the quotient, expressed as a percentage, obtained as a result of the application of the following formula:

                        Sterling Profit Share (%) = ***

         where "Unit Capacity" is the rated daily output of the Unit multiplied by 325 days in millions of pounds on August 1, 2006.

                 BP shall pay *** to the Company on the first day of each January, April, July and October (*** per Contract Year) during this period as an advance of the Company's share of Profit for such Contract Year. (The period from August 1, 2006 through December 31, 2006, and the period from January 1, 2016 through July 31, 2016, shall each be considered a Contract Year, with payments by BP to the Company during such periods being prorated. For example, during the period from August 1, 2006 through December 31, 2006, a *** payment shall be made on August 1, 2006 and a payment of *** shall be made on November 1, 2006 [***, the quotient obtained by dividing 61 (the number of days remaining in 2006) by 365]. If for any Contract Year of twelve months the Company's share of Profit is less than ***, the difference between *** and the amount of the Company's share of Profit for such Contract Year ("Surplus Payment") shall accumulate from year to year. (For Contract Years of less than 12 months in which the payments by BP to the Company have been prorated, the amount of the Company's share of Profit used to calculate the amount of any

         Surplus Payment shall also be prorated on the same basis as the payments by BP to the Company during the Contract Year were prorated.) If at the beginning of any Contract Year a Surplus Payment accumulation exists and the amount of the Company's share of Profit at the end of such year (calculated in the manner provided by Section 6.6(b)) exceeds *** , BP shall be entitled to reduce the amount of the Company's share of Profit for such year (but not below *** for Contract Years of 12 months, with such amount prorated for Contract Years having less than 12 months) until the sum of the accumulated Surplus Payments has been reduced to zero. Any accumulated Surplus Payment which has not been paid by December 31, 2016 shall be forgiven by BP.

                 Notwithstanding the provisions above, if in any Contract Year of 12 months the Profit is less than ***, BP shall be entitled to take a credit equal to the difference between the *** advanced and the total Profit for the Contract Year. BP shall take such credits against the *** per quarter advance payments to the Company in the Contract Year immediately following. (In this manner, BP shall not be required to pay out a sum that exceeds that total Profit for a Contract Year.) The difference between cash received by the Company (the *** advanced, less the subsequent credits to BP) and the Company's calculated Profit Share shall be accumulated as Surplus Payment for future recovery by BP as described above.

                 Example calculations of the Company's share of Profit are shown on Exhibit H.

                 (c) During the Second Additional Term the Company will be reimbursed by BP for all costs of Minor Capital Items and the costs of Major Capital Items will be shared in accordance with the Profit sharing ratios in effect during the period. For these purposes, a "Major Capital Item" shall be a Capital Expenditure of ONE HUNDRED THOUSAND

         AND NO/100 DOLLARS ($100,000.00) U.S. or more, and a "Minor Capital Item" shall be a Capital Expenditure of less than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) U.S. Expenditures on Major Capital Items will have no effect on the definition of Profit, and such expenditures will be made for jointly approved projects without regard to the presence or absence of Profit or any accumulated Surplus Payment.

                 Expenditures for any major project that would achieve beneficial operation after August 1, 2006, but that would require fund disbursement prior to August 1, 2006, shall be shared in accordance with the Profit sharing ratios to become effective on August 1, 2006 without regard to the impact such major project may have on Unit Capacity after August 1, 2006.

         6.7 If BP has reason to dispute the accuracy of any invoice submitted to it by the Company, other than invoices for the Fixed Costs or the Variable Costs, BP will pay that part of the invoice which is undisputed in accordance with the provisions of this Article 6 and, after such dispute has been resolved, BP will pay any balance due to the Company on or before the twelfth day after the receipt by BP of a replacement invoice submitted to it by the Company. If BP has reason to dispute the accuracy of any Fixed Costs for any Month or any Variable Costs for any Month, BP will pay an amount at least equal to the Fixed Costs or the Variable Costs, as the case may be, paid by BP to the Company for the preceding Month in accordance with the provisions of Sections 6.2 and 6.3 hereof and, after such dispute has been resolved, BP will pay any balance due to the Company or the Company will pay any balance due to BP, as the case may be, on or before the twelfth day after the receipt by BP of a replacement invoice submitted to it by the Company; provided, however, that in the event that any balance is due to BP, such replacement invoice be submitted to BP later than ten (10) days after such dispute has been resolved.

         6.8 The Company shall maintain records and production data in accordance with usual and customary practices and standards in the acetyls industry in respect of all matters referred to in this Article 6. The Company shall provide BP access to such records and data pursuant to the provisions of
Section 22.1 hereof.

         6.9 The suspension of the obligations of the Company hereunder to produce and supply Acetic Acid by reason of a force majeure event shall not suspend BP's obligation to make the payments required hereunder.

                                   ARTICLE 7

                  PRODUCT OWNERSHIP, DELIVERIES AND SHIPMENTS

         7.1 Title to all Acetic Acid and Unit Product shall automatically vest in BP from the moment of initial production, and all Acetic Acid and Unit Product produced in the Unit shall at all times remain one hundred percent (100%) owned by BP. Solely for purposes of establishing BP's title to and ownership of all Acetic Acid and Unit Product produced in the Unit, the Company shall execute and deliver to BP an information UCC financing statement and/or other necessary documents in a form reasonably acceptable to BP and any renewals thereof as reasonably requested by BP to reflect such BP ownership of Acetic Acid and Unit Product as a matter of public record. The Point of Delivery of any Acetic Acid for purpose of offsite shipment shall be the point of transfer of custody of such Acetic Acid from the Company to BP, and shall mean (i) the first intake flange on the Barge or other inland water or marine vessel into which the Acetic Acid is loaded for shipment, and (ii) the perimeter boundary line of the Plant with respect to any Rail Car, Additional Rail Car, truck or other conveyance into which the Acetic Acid is loaded for shipment. Risk of loss shall pass to BP at such flange or perimeter boundary line, as the case may be (irrespective of whether the Company owns or has provided any Barge, Rail Car, Additional Rail Car or other conveyance into which the Acetic Acid is loaded). As between the Company and BP, except as otherwise provided in Section 7.2 hereof, the Company shall be in control and possession of the Acetic Acid produced hereunder and responsible for any damage or injury caused thereby until risk of loss with respect there to has passed to BP. In addition to its other obligations hereunder, BP shall be in control and possession of the Acetic Acid produced hereunder and responsible for any damage or injury caused thereby after risk of loss with respect thereto has passed to BP.

         7.2 Subject to the terms and conditions of this Agreement and to normal and customary shipping practices, the Company shall make available to BP at all times hereunder the Barge and the Rail Cars for movement of the Acetic Acid, except when the Barge and/or the Rail Cars are being stored or used under instruction for BP, provided that the Estimated Delivery, Shipment and Storage Instructions, the Delivery, Shipment and Storage Instructions or any additional shipping instructions state (i) the number of Rail Cars required by BP and the date(s) on which the same are required, (ii) the date(s) on which the Barge is required, (iii) transfer, connection and dispatch instructions, and (iv) such other information as may be reasonably required by the Company. The Company shall bear the costs of regular maintenance and repair of the Barge and the Rail Cars and in-Plant loading and switching charges and other normal expenses with respect to the ownership and operation thereof. The Company shall not be required to pay any Capital Expenditures with respect to the Barge or the Rail Cars unless BP is obligated to reimburse the Company therefor as provided in
Article 16 hereof. The use of the Barge or any Rail Car by BP shall not affect or alter the Point of Delivery hereunder or the time of the passing of risk of loss with respect to the Acetic Acid. The Company shall have no liability for any loss, damage, injury or other event or occurrence involving the Barge or any Rail Car other than loss, damage or injuries resulting solely from the gross negligence or willful misconduct of the Company, its agents or employees.

         At such times as it becomes necessary to supplement the Rail Cars with additional rail cars ("Additional Rail Cars") for transporting Unit Product to customers, the costs of leasing the Additional Rail Cars shall be billed to BP on a monthly basis. Costs shall include lease fees, less mileage credits received by the Company for the use of the Additional Rail Cars. The utilization of the Rail Cars and the Additional Rail Cars will be reviewed at least annually to determine whether new cars are required or subleases should be sought for excess rail cars in the fleet. BP will make best efforts to use any excess Rail Cars or Additional Rail Cars within its system for other products, crediting the Profit with agreed sublease fees.

         7.3 BP may from time to time request that the Company arrange the delivery and transportation of Acetic Acid in accordance with the Delivery, Shipment and Storage Instructions or any additional instructions referred to in
Section 4.2 hereof and the Company may at its option comply with any such request of BP; provided, however, that the Company shall have no liability or other obligation with respect to its having arranged the delivery and transportation of any Acetic Acid pursuant to this Section 7.3. If the Company, in arranging for the delivery and transportation of Acetic Acid pursuant to this Section 7.3, earns or realizes discounts or other cost savings as a result of aggregating shipments or by reason of other economies of scale, such discounts and other cost savings shall be proportionately shared with BP on the basis on which such discounts and other cost savings were earned or realized by the Company. BP shall reimburse the Company for any additional costs incurred by the Company in the performance of any request of BP pursuant to the provisions of this Section 7.3.

                                   ARTICLE 8

                                    TESTING

         8.1 The Acetic Acid and Unit Product shall be tested prior to delivery to BP under the testing procedures and schedules being utilized by the Company at the Effective Date. Such procedures and schedules may be changed from time to time by the agreement of BP and the Company. The Company shall retain representative samples for sufficient time to allow delivery to and acceptance by BP's customers of such product. The Company shall provide BP access to such samples and all records maintained by the Company with respect there to pursuant to the provisions of Section 22.1 hereof.

         8.2 Confirmatory tests of the quality of Acetic Acid shipments shall be performed at the time of delivery according to the procedures and schedules referred to in Section 8.1 hereof and where requested, in the presence of an independent surveyor, utilizing representative samples taken from the intake flange of the Barge, other inland water or marine vessel, any Rail Car, Additional Rail Car, truck or other conveyance, and from the tanks thereof where necessary, into which the Acetic Acid is loaded. The Company shall retain such samples for sufficient time to allow delivery to and acceptance by BP's customers of such product. The Company shall provide BP access to such samples and certifications and all records maintained by the Company with respect thereto pursuant to the provisions of Section 22.1 hereof.

         8.3 All product made pursuant to the provisions of Article 5 hereof when tested according to the agreed procedures and schedules shall be conclusively presumed to constitute Acetic Acid unless analysis of the sample retained pursuant to the provisions of Sections 8.1 or 8.2 hereof shows the product not to have been Acetic Acid.

         8.4 BP shall have the right, at BP's expense, to have the Acetic Acid tested by independent third parties prior to shipment as Acetic Acid hereunder, so long as any such testing does not materially interfere with Unit or Plant operations, and the Company shall cooperate in any such test and shall have the right to be represented and to participate in any such test and to inspect any equipment used in determining the nature or quality of the Acetic Acid or Unit Product.

                                   ARTICLE 9

                                  MEASUREMENT

         9.1 The Unit of Measurement of Acetic Acid shall be one pound (avoirdupois). All quantities given herein, unless otherwise expressly stated, are in terms of such Unit of Measurement.

         9.2 The Company shall maintain and operate the Acetic Acid Measuring Equipment and the Methanol Measuring Equipment in accordance with customary practice in the industry and all applicable laws and regulations. BP may, at its option and expense, install measuring equipment for checking the Acetic Acid Measuring Equipment or the Methanol Measuring Equipment so long as such installation does not materially interfere with the operation of the Unit or the Plant.

         9.3 BP shall have the right, at BP's expense, to monitor and check the measurement of Acetic Acid from the Unit into the tanks of the Barge, other inland water or marine vessels, any Rail Cars, Additional Rail Cars, trucks or other conveyances into which the Acetic Acid is loaded, in the presence of an independent surveyor. Any reports and certifications resulting from such monitoring and checking will be made available by BP to the Company on request.

         9.4 The determination of the quantity of Acetic Acid deliveries hereunder for inland water and marine vessel transport shall be made by taking the opening and closing inventory of the Company's properly calibrated shore tank before and after each shipment.

         9.5 The determination of the quantity of Acetic Acid deliveries hereunder for transport by rail car or tank truck shall be made by weighing the rail cars or tank trucks on certified scales before and after loading. The receiving party shall gauge or weigh the rail cars or tank trucks upon arrival and, if the amount gauged or weighed is different than the weight obtained prior to shipment by more than one percent (1%), the receiving party shall notify BP, and BP will in turn notify the Company, and the procedures set forth in Section 9.7 hereof shall apply.

         9.6 Each party shall have the right to be present at the time any installing, reading, cleaning, changing, repairing, inspecting, testing or adjusting is done in connection with the other party's measuring equipment used in measuring deliveries hereunder. The records from such measuring equipment shall remain the property of the owner thereof, but, upon request, each party will submit to the other party its records, charts and weight tickets, together with calculations therefrom, subject to return within fifteen (15) days after receipt thereof. Such records, charts and weight tickets shall be kept on file for a period of not less than ninety (90) days.

         9.7 If upon any test the measuring equipment is found to be inaccurate in the aggregate by one percent (1%) or more, any payment based upon such measurements shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back one-half (1/2) of the time elapsed since the last successful test. Following any test, any measuring equipment found to be inaccurate to any degree shall be adjusted as soon as practicable to measure accurately. If for any reason any measuring equipment is out of service or out of repair so that the quantity of Acetic Acid delivered cannot be ascertained or computed from the readings thereof, the quantity of Acetic Acid so delivered during the period the measuring equipment is out of service or out of repair shall be estimated and agreed upon by the parties upon the basis of the best available data, using the first of the following methods which is feasible:

                 (a) By using the results of any check measuring equipment or other measuring device of BP, if installed and measuring accurately;

                 (b) By using the ship's records of tank measurements where Acetic Acid has been loaded onto a ship;

                 (c) By correcting the error if the percentage of error is ascertainable by test or mathematical calculation; or

                 (d) By estimating the quantity of deliveries during preceding periods under similar conditions when the measuring equipment was measuring accurately.

         9.8 Notwithstanding the foregoing, the Company's measurements shall be deemed to be accurate for purposes of all deliveries made hereunder unless as to any particular delivery, BP objects thereto in writing delivered to the Company within three (3) weeks after such delivery to BP's customer.

                                   ARTICLE 10

                       STORAGE OF ACETIC ACID BY COMPANY

         10.1 The Unit presently contains three (3) bulk storage tanks (Nos. 5OT508-1, 5OT508-2 and 5OT508-3) with an aggregate storage capacity of approximately 30,000,000 pounds. The Company shall use such bulk storage tanks for the storage of Acetic Acid as designated by BP in the Estimated Delivery, Shipment and Storage Instructions and the Delivery, Shipment and Storage Instructions or as otherwise determined by the Company. Should any such bulk storage tank be taken out of service by the Company for repair service, the Company will, so long as the costs with respect thereto are subject to reimbursement under this Agreement or included as a part of the Fixed Costs, repair the same and place it back in service as soon as is practicable.

                                   ARTICLE 11

                     OPERATION OF UNIT AND RELATED MATTERS

         11.1 The Company shall have the authority to, and does hereby agree to, operate the Unit subject to the terms and conditions of this Agreement. Unless otherwise provided herein, the Company shall operate the Unit in accordance with the Delivery, Shipment and Storage Instructions of BP provided that such operation (i) is not in violation of this Agreement, prudent operation and maintenance procedures, or applicable laws and (ii) does not have the effect of altering the Specifications unless agreed between the Company and BP.

         11.2 Notwithstanding any other provision of this Agreement to the contrary, the Company shall operate the Unit and perform its other obligations hereunder using the same standard of care as it would use in operating its other units at the Plant, and the Company shall have no liability hereunder based on any higher standard of care.

         11.3 In the event that for any reason maintenance, utilities or other services and resources at the Plant become limited, the Company agrees that it will in good faith allocate such maintenance, utilities, services and resources between the Unit and the other activities at the Plant on a fair and equitable basis having regard to the needs of BP hereunder and third parties under contracts for the sale by the Company of other chemicals produced in the Plant.

         11.4 Effective for the Company's fiscal year beginning October 1, 1991, the Company will prepare a detailed annual maintenance budget for the Unit, which will cover the period October 1 to September 30 on an evergreen basis. This budget will be available for review by BP 45 days prior to each October 1 and will be agreed to by both parties by September 15 of each year. If there is a need to undertake significant additional maintenance or, if certain scheduled items are found no longer to require attention, additions or deletions will be mutually agreed upon. The Company shall keep a record of maintenance spending and will report such spending to BP upon reasonable notice from BP. Such reports will include, as a minimum requirement: any agreed changes to the original budget, actual spending compared to budget, and an annualized total forecast including agreed additions or deletions. BP shall have access to the Company's maintenance records necessary to verify the accuracy of all items charged against maintenance to the extent and in the manner provided in Article 22 of this Agreement.

                                   ARTICLE 12

                             SHUT-DOWNS OF THE UNIT

         12.1 The parties agree that the Unit will be shut down for such periods of time as are required to accomplish the Scheduled Shutdowns. During such shut-down, the Company shall not be required to produce Acetic Acid hereunder and it is the present intention of the parties to utilize the Unit's storage capacity to accumulate Acetic Acid for delivery during such Scheduled Shutdowns. Any such Scheduled Shutdown shall affect neither the obligations of BP to make all other payments due hereunder nor the other covenants and agreements of the parties hereunder.

         12.2 Upon reasonable notice from BP, the Company shall temporarily cease or reduce the production of Acetic Acid at the times and for the periods so requested. In such event, in addition to all other payments required hereunder, BP shall reimburse the Company upon receipt of invoice therefor and reasonable supporting detail as BP's auditors may reasonably require for any and all additional costs and expenses incurred in connection with such cessation or reduction, including, without limitation, increased costs of production of other products produced at the Plant resulting from such cessation or reduction; provided that the Company shall have a duty to reasonably mitigate any such additional costs and expenses and to share with BP any benefit in excess of such additional costs that the Company may obtain or derive as a result of such cessation or reduction of production.

         12.3 In the event BP gives six (6) Months' prior written notice to the Company that, in its judgment, the Unit should be permanently shut down,
(i) the Company shall proceed to shut down the Unit, and BP shall pay all expenses of such shutdown, and (ii) the Company shall reduce the Fixed Costs as soon as is practicable. Notwithstanding such shut-down, BP shall remain obligated to pay the Fixed Costs for a full six (6) Months after the date of such shut-down. Thereafter, BP shall have no further obligations hereunder to pay the Fixed Costs; provided, however, that BP shall reimburse the Company for
(i) all insurance, maintenance, security and other expenses thereafter incurred by the Company with respect to the Unit, provided that the Company has a duty to reasonably mitigate such expenses, and (ii) any and all additional expenses incurred by the Company in connection with such permanent shut-down including, but not limited to, (X) all amounts due or that become due to Praxair under the Praxair Production Agreement, whether as a result of the shutdown or otherwise (net of any benefit derived by the Company in connection with the shutdown pursuant to the Praxair Production Agreement) and (Y) increased costs of production of other products produced at the Plant (other than the Unit) provided that the Company shall have a duty to reasonably mitigate any such additional expenses. The Company shall not be required to operate the Unit or to maintain the Unit in a condition which is ready for production of Acetic Acid. Any such permanent shut-down shall affect neither the obligations of BP to make all other payments due hereunder (including but not limited to the First Extension Fee) nor the other covenants and agreements of the parties hereunder.

         12.4 During the First and Second Additional Terms, in the event of a fire, explosion, flood, hurricane, windstorm or other casualty resulting in the loss of the Unit or a substantial part thereof or the inability for a period of more than three (3) Months of the Company to deliver Acetic Acid as required by BP, the Company and BP shall meet to decide whether or not to repair the Unit. If the Company and BP agree to repair the Unit, the Unit shall be repaired and the parties' obligations under this Agreement shall continue, irrespective of whether or not the proceeds of insurance are sufficient to pay all costs of such repair. Any costs of such repair in excess of the proceeds of insurance shall be shared by the parties as Capital Expenditures in accordance with their then applicable Profit sharing ratios. If both parties agree not to repair the Unit, this Agreement shall terminate whereupon the Company shall retain all insurance proceeds and purchase BP's undepreciated book basis in the After Acquired Assets, plus ten (10) percent, pursuant to Section 2.2 hereof; provided, however, that such payment shall not exceed an amount equal to the product obtained by multiplying the insurance proceeds of such After Acquired Assets by (a) during the First Additional Term, *** or (b) during the Second Additional Term, *** minus the Company's share of Profit calculated in accordance with Section 6.5(b) hereof and the covenants and obligations referred to in Articles 26 and 29 hereof shall survive such termination as set forth therein. If the Company and BP cannot agree whether or not the Unit should be repaired, either party shall have the right to require the Unit to be repaired and that the insurance proceeds be first applied to the payment of all repair costs and the parties' obligations under this Agreement shall continue, but the party requiring the repair shall bear all costs of such repair in excess of the proceeds of insurance and shall have the right to fully depreciate such excess repair costs.

         12.5 The Company will prepare a detailed shutdown reserve ("SDR") account for the Unit and a corresponding schedule for major shutdowns and update these on a regular basis. The period over which the shutdown reserve is accrued is agreed to be a nominal 24 months consistent with the expected major shutdown schedule. BP and the Company will review and agree on the SDR account and corresponding major shutdown schedule by October 1 of each year.

         Once agreed, the amount for "Shutdown Reserve" in the Fixed Costs shall be revised so that the sum of the monthly charges in current dollars during the interval between major shutdowns (nominally 24 months) will equal the total. If, during the period prior to the major shutdown, additions or deletions of major (non-routine) items to or from the reserve account may be mutually agreed upon. After completion of a major shutdown, total costs will be reconciled against the SDR account. Any difference will then be used to recalculate the next SDR.

         In the event that there is a significant change to the major shutdown schedule, the parties may agree to modify SDR charges to reflect the expected interval between major shutdowns. BP shall have access to the Company's records necessary to verify the accuracy of charges made against the SDR account to the extent and in the manner provided in Article 22 of this Agreement.

                                   ARTICLE 13

                                   INSURANCE

         13.1 As of the Amendment Effective Date, the Company will obtain the insurance coverage for the benefit of the Company and BP as described on Exhibit G attached here to in respect of the Unit. The Company shall obtain adequate insurance coverage for those parts of the Plant which serve the Unit. In the event that any parts of the Plant which serve the Unit are destroyed or damaged, whether by the insured risks or not, the Company shall rebuild the same as soon as practicable and to the extent that the insurance proceeds are deficient will make up the difference from its own funds. The Company shall advise BP whenever any insurance policy or area of coverage listed on the Summary of Insurance Coverage as set out in Exhibit G to this Agreement is renegotiated or otherwise changed. BP shall be advised prior to making any major changes in these coverages and shall be afforded a reasonable opportunity to review such changes. If, as a result of such review, it is determined that the revised coverages do not provide equivalent value to the coverages required by Exhibit G, the parties shall agree to revise cost allocations to the Unit and revise the Fixed Costs as appropriate. The Company and BP shall jointly review and compare current insurance coverages with those specified in Exhibit G, on an annual basis. BP shall be named an additional insured with respect to the Unit on the policies as specified in Exhibit G and no action to drop coverage for BP or increase insurance policy deductibles shall be taken by the Company without prior approval by BP.

         13.2 During the Initial Term and the First and Second Additional Terms, the Company shall maintain such insurance coverage, and all insurance premiums in respect of the insurance for the Unit which are not included in the Fixed Costs shall be paid by BP on receipt by BP of an invoice.

                                   ARTICLE 14

                               ACCESS TO THE UNIT

         14.1 The Company agrees that upon written request by BP, the Company shall provide to BP, at cost, reasonably suitable office accommodation at the Plant for a limited number of BP personnel.

         14.2 The Company agrees to permit BP personnel, at the cost of BP, to have access to the Unit at reasonable times and on reasonable notice and consistent with the Company's contractual obligations under licenses or sub-licenses to which it is a party. BP shall indemnify and hold the

Company harmless pursuant to the provisions of Article 30 hereof from Damages which the Company may suffer or incur by reason of its admission of such BP personnel to the Unit.

                                   ARTICLE 15

                                METHANOL SUPPLY

         15.1 BP shall provide Methanol meeting the specifications described in Exhibit C attached hereto in the volumes and at the times required by the
Company to operate the Unit and supply Acetic Acid as required hereby.   The
Company shall provide adequate facilities to receive, handle and store, on behalf of BP for use in the Unit, Methanol delivered by pipeline from the Methanol Facility or Methanol delivered by sea in up to 6,000 metric ton shipments. Title to all Methanol supplied by BP for use in the Unit shall at all times remain one hundred percent (100%) in BP. Solely for purposes of establishing BP's title to and ownership of such Methanol supplied by BP for use in the Unit, the Company shall execute and deliver to BP an information UCC financing statement and/or other necessary documents in a form reasonably acceptable to BP and any renewals thereof as reasonably requested by BP to reflect such BP ownership of Methanol supplied by BP as a matter of public record.

         15.2 For all Methanol delivered pursuant to Section 15.1 by means other than pipeline from the Methanol Facility, the cost of Methanol consumed shall be the price payable by BP from time to time to its major Methanol supplier together with any reasonable costs incurred by BP in connection with its purchase of Methanol from such supplier, including, without limitation, the costs of delivery from the said supplier's terminal to the Company.

         For all Methanol delivered pursuant to Section 15.1 by pipeline from the Methanol Facility, the cost for the Methanol consumed in the Unit shall be the price of Methanol as reported for the

Month of delivery in the Transaction Index of the Methanol and Derivatives Pricing Table contained in the Methanol and Derivatives Monthly Business Report (published monthly by Petrochemical Consultants International), appropriately adjusted to reflect the FOB Gulf Coast Price for Methanol available to large volume users.

         For any Month, Methanol consumption shall be equal to the amount measured by the Methanol Measuring Equipment.

         15.3 For all Methanol delivered pursuant to Section 15.1 by any means other than pipeline from the Methanol Facility, the point of delivery shall be the point of transfer of custody of such Methanol to the Company, which for purposes of this Agreement shall mean the last exit flange on the ship or other conveyance from which the Methanol is unloaded. Risk of loss shall pass from BP to the Company at such flange and the Company shall be in control and possession of Methanol delivered pursuant to Section 15.1 hereof and responsible for any damage or injury caused thereby after risk of loss with respect thereto has passed to it. As between the Company and BP, BP shall be deemed to be in control and possession of Methanol delivered by BP pursuant to
Section 15.1 hereof and responsible for any damage or injury caused thereby until risk of loss with respect thereto has passed to the Company.

         15.4 The Methanol produced in the Methanol Facility and purchased by BP for use in the Unit shall be transferred by the Company by pipeline to the Unit.

                                   ARTICLE 16

                              SPECIAL EXPENDITURE

         16.1 The Company may approve any project requiring Special Expenditure and make any Special Expenditure, regardless of amount, in any Contract Year if such project and such Special

Expenditure have been included in the Company's operating plan under this Agreement for such Contract Year and such plan was approved by BP prior to the payment of such Special Expenditure. Upon receipt of invoice therefor, BP will promptly reimburse the Company for a Special Expenditure incurred in accordance with this Section 16.1.

         16.2   A project and Special Expenditure not contemplated by Section
16.1 hereof, and the manner of reimbursement or payment to the Company therefor, shall be agreed upon by the parties hereto. The Company may, where circumstances reasonably require, without the approval of BP, commence a project and Special Expenditure not contemplated by Section 16.1 hereof necessary, in the judgment of the Company, (i) to ensure that the Unit, the Barge, the Rail Cars, the Additional Rail Cars and the operation of any of the foregoing and the production, delivery, storage, shipment, sale, resale, use, disposal or transportation of Acetic Acid, Unit Product, feedstock, supplies and materials comply with applicable law and regulations, and (ii) to provide for the health, safety and welfare of the Company's employees on the Unit; provided, however, that the Company shall at the earliest practicable opportunity notify BP of such project and Special Expenditure, and thereupon the manner of reimbursement or payment shall be as follows:

         (a) All costs actually incurred by the Company with respect to such project and Special Expenditure prior to notifying BP of the commencement thereof shall be promptly reimbursed by BP to the Company upon receipt of invoice therefor;

         (b) If the parties hereto agree, the Company shall be paid for additional costs to be incurred by the Company with respect thereto as agreed by the parties hereto;

         (c)     If the parties fail to agree, the Company shall at its option
(i) cease such project and Special Expenditure, or (ii) continue such project and Special Expenditure at its own cost; provided, however, that the Company may refer the matter to arbitration under Article 25 hereof.

                                   ARTICLE 17

                              CAPITAL EXPENDITURES

         17.1 During the Initial Term and the First Additional Term, all Capital Expenditures shall be paid by the Company but shall be reimbursed by BP upon receipt of an invoice, provided that the Company complies with the procedures described in this Article 17. Each Contract Year during the Initial Term and the First Additional Term BP shall recover payment of the Company's share of Capital Expenditures (determined in accordance with the parties then applicable Profit sharing ratios) by deducting the Company's share of Capital Expenditures for that year from the Company's share of Profit, if any, for that year. In the event the Company's share of Capital Expenditures is greater than the Company's share of Profit for any Contract Year, the Company shall pay BP the difference within ninety (90) days after the end of each such Contract Year. During the Second Additional Term, all Minor Capital Items shall be paid by the Company but reimbursed by BP upon receipt of an invoice, provided that the Company complies with the procedures described in this Article 17. During the Second Additional Term, the cost of all Major Capital Items will be invoiced to BP in accordance with the Profit sharing ratios in effect during such period. During the Second Additional Term, expenditures on Major Capital Items will have no effect on the definition of Profit, and such expenditures will be made for jointly approved projects without regard to the presence or absence of Profit or any accumulated Surplus Payment.

         17.2 For any Contract Year a capital budget shall be prepared by the Company and submitted for approval by BP no later than September 30 of the previous Contract Year. Such capital budget shall consist of an outline description of and an estimate of the Capital Expenditures for each identified job and a lump sum provision in respect of other possible developments. Such capital budget will be discussed at the October Semiannual Meeting and approved in whole or in part by BP at or subsequent to that meeting, but in any event before the next succeeding January 1.

         17.3 When the Company desires to obtain a disbursement from BP for a Capital Project described in the capital budget, the Company shall furnish BP with the details of the proposed Capital Project including (i) the cost of such proposed Capital Project, (ii) the benefits of the proposed Capital Expenditure, and (iii) the changes which will result to the Variable Costs, the Fixed Costs, the Acetic Acid production volume and the Specifications, for authorization and disbursement of funds in accordance with the procedures in Sections 17.4 through 17.6, inclusive, hereof.

         17.4 Further proposed Capital Projects may be added to the capital budget described in Section 17.2 by the Company at any time during a Contract Year, provided that the approval of BP has first been obtained.

         17.5 All Capital Projects may be committed to by the Company and expended by the Company only after the approval of the authorized BP representative who will, in respect of any Capital Project requiring Capital Expenditures of more than *** U.S., submit the same to BP for approval.

         17.6 The effective date of any changes in the Specifications will be the date the Capital Project in question is completed. The actual results arising from a Capital Project shall be determined by BP and the Company no later than six (6) Months after such completion date. If BP and the Company agree that the actual results therefrom differ from those anticipated in
Section 17.2 hereof, the items referred to above in this Section 17.6 shall be adjusted to take account of the actual results obtained.

         17.7 BP shall designate in writing to the Company the name of the authorized BP representative for purposes of this Agreement which name may be changed from time to time by BP by written notice to the Company.

         17.8 During the operation of the Agreement questions have arisen regarding the allocation of certain U.S. federal income tax deductions between the Company and BP. In order to clarify this situation and avoid confusion on this issue in the future, the parties have agreed and do hereby agree as follows:

                 (a) At all times from and after August 1, 1986, the Company has been the beneficial owner of the Acetic Acid Plant Assets covered by the Production Agreement, being the following specific assets acquired by the Company from the Monsanto Company on August 1, 1986, and therefore the Company is entitled to all available depreciation and/or amortization deductions with respect thereto:

                 All acetic acid process units, technology licenses, tank cars and all personal property more particularly described on Exhibit "B" of the Contract of Purchase and Sale of Real Estate and Personal Property entered into between the Company and BP, effective August 1, 1986, said Exhibit "B" being incorporated herein by reference for all purposes as if copied herein in full (the "Acetic Acid Plant Assets").

                 The parties hereby agree that BP is not and will not be entitled to any depreciation or amortization deductions with respect to the Acetic Acid Plant Assets.

                 (b) BP will be entitled to any and all depreciation and amortization or expense deduction with respect to the After Acquired Assets, and the Company will be entitled to any and all depreciation and amortization or expense deductions with respect to that portion of any Capital Expenditure, Capital Project or Special Expenditure or any other expenditure unreimbursed by BP.

                 (c) The payments required under the terms of the Note shall be currently deductible as rental expense by BP and recognized as income by the Company during the Initial Term.

                 (d) The Company and BP will not file claims for refund, or any other form of return with the United States Internal Revenue Service, or with any governmental unit of any state, based on depreciation and/or amortization deductions inconsistent with the agreement reflected in this Section 17.8.

                                   ARTICLE 18

                                   PERSONNEL

         18.1 The Company shall at all times have sole authority with respect to all personnel matters involving the employees, consultants and third-party contractors at the Plant and the Unit, including, without limitation, salaries, benefits, compensation, indirect personnel costs, manpower needs, training, insurance, labor matters, working hours, job responsibilities, bonding and all other employee, personnel-related and contracting matters. Any incentive schemes for employees on the Unit shall be made at the discretion and cost of the Company.

                                   ARTICLE 19

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to BP as follows:

         19.1 Organization, Good Standing and Corporate Power. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation in the State of Texas, and has all requisite corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and perform its obligations hereunder.

         19.2 Authority Relative to Agreement. The execution, delivery and performance by the Company of this Agreement have been duly and effectively authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except insofar as enforcement may be limited by (i) bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general principles of equity.

         19.3 No Conflict with Other Instruments or Proceeding. Neither the execution and delivery of this Agreement, nor the performance or compliance with the terms and conditions hereof conflict with, or will result in a breach by the Company of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any asset of the Company pursuant to any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any mortgage, deed of trust, lease, contract, agreement or other instrument to which the Company is a party by which the Company may be bound or affected, or (iii) any writ, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Company is subject, or by which the Company may be bound or affected.

         19.4 No Litigation or Proceeding. As of the date hereof, there are no actions, suits, investigations or proceedings pending or to the Company's knowledge threatened against the Company at law or in equity or before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency or instrumentality seeking to enjoin, restrain or otherwise prevent the execution and delivery of this Agreement by the Company.

         19.5 No Warranties. THE COMPANY HEREBY EXPRESSLY DISCLAIMS AND NEGATES (i) ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, COMMON LAW, STATUTORY OR OTHERWISE) RELATING TO THE UNIT, THE BARGE, THE RAIL CARS, THE ADDITIONAL RAIL CARS, OR THE OPERATION OF ANY OF THE FOREGOING, OR ANY OTHER TANGIBLE PERSONAL PROPERTY AND FIXTURES INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS OF DESIGN OR ENGINEERING, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND (ii) ANY IMPLIED REPRESENTATION OR WARRANTY RELATING TO ANY ACETIC ACID OR UNIT PRODUCT SOLD HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS OF DESIGN OR ENGINEERING.

                                   ARTICLE 20

                      REPRESENTATIONS AND WARRANTIES OF BP

         BP represents and warrants to the Company as follows:

         20.1 Organization. BP is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business as a foreign corporation in the State of Texas and has all requisite corporate power and authority to carry on its business as currently conducted, to own and operate the properties owned by it and to enter into this Agreement and perform its obligations hereunder.

         20.2 Authority Relative to Agreement. The execution, delivery and performance by BP of this Agreement have been duly and effectively authorized by all necessary corporate action. This

Agreement has been duly executed by BP and is a legal, valid and binding obligation of BP enforceable in accordance with its terms, except insofar as enforcement may be limited by (i) bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, and (ii) general principles of equity.

         20.3 No Conflict with Other Instruments or Proceedings. Neither the execution and delivery of this Agreement, nor the performance or compliance with the terms and conditions hereof conflict with, or will result in a breach by BP of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of its assets pursuant to any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of BP, (ii) any mortgage, deed of trust, lease, contract, agreement or other instrument to which BP is a party or by which BP may be bound or affected, or
(iii) any writ, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which BP is subject, or by which BP may be bound or affected,

         20.4 No Litigation or Proceedings. As of the date hereof, there are no actions, suits, investigations or proceedings pending or to BP's knowledge threatened against or affecting BP at law or in equity or before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency or instrumentality seeking to enjoin, restrain or otherwise prevent the execution and delivery of this Agreement by BP.

                                   ARTICLE 21

                         PARTICIPATION IN NEGOTIATIONS

         21.1 Upon any amendment to or the expiration from time to time of any of the supply contracts in effect as of the Amendment Effective Date pursuant to which natural gas or carbon monoxide are or are to be supplied to the Unit, and before entering into any new supply contracts for natural gas or carbon monoxide for the Unit, at BP's request the Company shall permit BP to participate in (i) the negotiations which the Company conducts with such suppliers and (ii) the resolution of any disputes relating to the supply of natural gas or carbon monoxide to the Unit. Except as otherwise provided herein, the Company may, without participation by BP, negotiate and shall have the right, without the approval of BP, to enter into all contracts relating to supplies, materials, feedstocks (except Methanol so long as BP has not defaulted in its contractual obligations with respect thereto), utilities, treatment, disposal and other services or materials or property required in the Company's opinion for the operation of the Unit, the Barge, the Rail Cars, the Additional Rail Cars, storage facilities and the performance of its obligations hereunder.

                                   ARTICLE 22

                             ACCESS TO INFORMATION

         22.1 Upon written request by BP from time to time, the Company shall provide to BP, its attorneys, accountants and other representatives, subject to the confidentiality provisions of Section 26.1 hereof, at reasonable times during normal business hours, access to the Company's books, records and accounts relating to the operation of the Unit and the performance of the Company's obligations under this Agreement, except as such access may be prohibited by licenses or sub-licenses from a third party other than BPCL to which the Company is a party. BP shall thereupon have the right to make copies of and abstracts from such books, records and accounts, at BP's expense, which copies may be removed from the premises of the Company and retained by BP, subject to the confidentiality provisions of Section 26.1 hereof.

         22.2 The Company agrees to permit representatives of BP, at BP's expense for purposes other than the Acetic Acid Technology Agreement, to have
(i) access to the Unit at reasonable times and on reasonable notice to obtain information relating to the present or proposed operations of the Unit so long as such access does not materially disrupt the operation of the Unit, and (ii) access to the Plant at reasonable times and on reasonable notice to obtain information and audit the environmental status and condition of the Plant and the operations thereof as long as such access does not materially disrupt the operation of the Plant and BP pays all costs relating thereto. BP agrees to furnish the Company with copies of all information and audits obtained or prepared pursuant to the provisions of this Section 22.2. The Company shall make its employees and other representatives available to BP for purposes other than the Acetic Acid Technology Agreement at reasonable times on reasonable notice to discuss the present or proposed operations of the Unit so long as such availability does not materially disrupt the operation of the Unit or the Plant. BP shall reimburse the Company for all reasonable direct out-of-pocket costs incurred by the Company in making such employees or other representatives available, on receipt of an invoice therefor.

         22.3 Upon written request by the Company from time to time, BP shall provide to the Company and its attorneys, accountants and other representatives subject to the confidentiality provisions of Section 26.1 hereof, at reasonable times during normal business hours, access to BP's books, records and accounts relating to the calculation of Profit, Cost of Sales, Methanol supplies, cost savings and the performance of BP's obligations under this Agreement. The Company shall thereupon have the right to make copies of and abstracts from such books, records and accounts, at the Company's expense, which copies may be removed from the premises of BP and retained by the Company, subject to the confidentiality provisions of Section 26.1 hereof.

                                   ARTICLE 23

                              SEMIANNUAL MEETINGS

         23.1 At the Semiannual Meetings, the representatives of BP and the Company shall review such matters as may be determined as appropriate by the parties.

         23.2 By no later than September 30 of each Contract Year, the Company shall deliver to BP a proposed operating plan (including proposed Special Expenditures, Capital Projects and Capital Expenditures) for the Unit, the Barge, the Rail Cars, the Additional Rail Cars and the other equipment and property used in connection therewith, prepared by the Company in good faith and upon realistic assumptions, for the following Contract Year. At or after the October Semiannual Meeting in each Contract Year and in any event prior to the commencement of the next Contract Year, the parties shall formally agree on and adopt the operating plan for the following Contract Year. In the absence of such an agreement on or before the first day of the Contract Year to which such proposed operating plan would, if agreed, apply, the Company shall be entitled to operate, maintain, repair, renovate, remodel, change and make expenditures as may be reasonably necessary for the operation of the Unit and in a manner consistent with the pattern of expenditure in the preceding Contract Year but excluding any Capital Expenditures unless approved by BP pursuant to this Agreement.

                                   ARTICLE 24

                              FINANCIAL ASSURANCES

         24.1 In the event any federal, state or other governmental authority requires the Company to provide financial assurances in connection with the Unit, its operations or any Spills or Releases Requiring Response Action, the Company will use its best efforts to provide the same, and BP will reimburse the Company for all premiums or other costs incurred in connection with providing such financial assurances, upon receipt of invoice therefor. In the event the Company is unable to provide such financial assurances, BP will provide them.

                                   ARTICLE 25

                                  ARBITRATION

         25.1 All disputes, differences or questions arising out of or relating to this Agreement (including, without limitation, those as to the validity, interpretation, breach, violation or termination hereof) shall, at the written request of either party, be finally determined and settled pursuant to arbitration at Houston, Texas, by three (3) arbitrators, one (1) to be appointed by the Company, one (1) by BP, and a neutral arbitrator to be appointed by such two (2) party-appointed arbitrators. The neutral arbitrator shall be an attorney and shall act as chairman. Any such arbitration may be initiated by a party by written notice ("Arbitration Notice") to the other party specifying the subject of the requested arbitration and appointing such party's arbitrator for such arbitration.

         25.2 Should (i) a party receiving an Arbitration Notice fail to appoint an arbitrator as hereinabove contemplated by written notice to the party giving the Arbitration Notice within ten (10) days after the receipt of the Arbitration Notice, or (ii) the two (2) arbitrators appointed by or on behalf of the parties as contemplated in Section 25.1 hereof fail to appoint a neutral arbitrator as hereinabove contemplated within ten (10) days after the date of the appointment of the last arbitrator appointed by or on behalf of the parties, then a Judge of the United States District Court for the Southern District of Texas, Houston Division, upon application of the Company or of BP, shall appoint an arbitrator to fill any such position with the same force and effect as though such arbitrator had been appointed as hereinabove contemplated.

         25.3 The arbitration proceeding shall be conducted in the English language in Houston, Texas, in accordance with the Rules of the American Arbitration Association. A determination, award or other action shall be considered the valid action of the arbitrators if supported by the affirmative vote of two (2) or three (3) of the three (3) arbitrators. The costs of arbitration (exclusive of the expense of a party in obtaining and presenting evidence and attending the arbitration, and of the fees and expenses of legal counsel to such party, all of which shall be borne by such party) shall be shared equally by the Company and BP. The arbitration award shall be final and conclusive and shall receive recognition, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

         25.4 The validity of the foregoing provisions of this Article 25 shall, to the fullest extent practicable, be governed by the Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

                                   ARTICLE 26

                   CONFIDENTIALITY AND INTELLECTUAL PROPERTY

         26.1 During the term of this Agreement and thereafter, all information relating to the business, products, assets and finances of the Company or BP or their respective Affiliates, including, but not limited to financial statements and related books and records, minutes books, personnel records, list of customers and potential customers, lists of suppliers and potential suppliers, price and cost data, computer programs, computer hardware, reports and similar information and records, excluding, however, all information provided in connection with and covered by the Acetic Acid Technology Agreement, shall be treated as confidential to the Company or BP or their respective Affiliate, as the case may be, and as confidential by BP or the Company, as the case may be, and shall not be disclosed directly or indirectly by or for BP or the Company or their respective officers, employees, agents, affiliates or representatives to, or used for the benefit of, BP or the Company or any other person. At the termination of this Agreement, the obligations as to confidentiality herein shall continue for a period of five (5) years from the date of such termination.

         26.2 The rights and obligations of BP, BPCL and the Company with respect to confidentiality and intellectual property relating to acetic acid process or acetic acid technology licensed by BPCL to the Company are set forth in the Acetic Acid Technology Agreement.

                                   ARTICLE 27

                          DEFAULTS; FAILURES; REMEDIES

         27.1 If a Company Event of Default shall occur and be continuing, BP may, at its option, by written notice to the Company, declare the Company to be in default hereunder ("Declaration of Company Default"); provided, however, that a Declaration of Company Default shall not relieve or otherwise discharge the Company from the performance of its obligations under this Agreement, except to the extent that the exercise by BP of its remedies pursuant to the provisions of Section 27.3 hereof otherwise prevents or restricts the Company with respect thereto.

         27.2 If a BP Event of Default shall occur and be continuing, the Company may, at its option, by written notice to BP, declare BP to be in default hereunder ("Declaration of BP Default"); provided, however, that a Declaration of BP Default shall not relieve or otherwise discharge BP from the performance of its obligations under this Agreement.

         27.3 Forthwith upon a Declaration of Company Default, BP may, by written notice to the Company, require the Company to permit, and the Company shall permit at BP's risk, but at the Company's cost (subject to BP's duty to reasonably mitigate such cost), such employees of BP as BP may require to have access to the Unit and those parts of the Plant that serve the Unit for the purpose of seeking and implementing (including, if necessary, operating the Unit) a solution to the cause of the Company Event of Default or failure, and the Company shall cause its employees to comply with the requests and instructions of BP's said employees while present in the Plant or the Unit; provided, however, that BP shall indemnify and hold the Company harmless pursuant to the provisions of Article 30 hereof from Damages which the Company may suffer or incur by reason of permitting such employees of BP to have such access and provided further that BP shall not materially disrupt the Company's operations on other parts of the Plant. BP's access to the Unit and those parts of the Plant that serve the Unit shall continue until the Unit has operated so as to enable the Company to comply with its obligations hereunder for one (1) calendar month. BP shall thereupon withdraw its employees from the Unit and the Plant. After withdrawing such employees, BP shall not have any rights pursuant to the provisions of this Section 27.3 of access to the Plant or the Unit for a period of thirty (30) days beginning on the date of such withdrawal. Once BP has withdrawn its employees, (i) if the Company fails to operate the Unit during such thirty (30) day period following such withdrawal by BP in such a manner as to enable the Company to comply with its obligations under this Agreement, BP shall have the right to require the Company to permit BP's employees to have access to the Unit and those parts of the Plant which serve the Unit immediately upon the expiration of such thirty (30) day period, or
(ii) if the Company operates the Unit throughout such thirty (30) day period following such withdrawal by BP in such a manner as to enable the Company to comply with its obligations under this Agreement, BP shall have no right to require the Company to permit BP's employees to have such access until a subsequent Declaration of Company Default, if any.

         27.4 Forthwith upon a Declaration of BP Default, the Company may, by written notice to BP, (i) cease all further production of Acetic Acid for BP under this Agreement, (ii) commence production of Acetic Acid using Methanol other than that which is provided by BP hereunder, at which time title to any Acetic Acid or Unit Product produced shall not automatically vest in BP as set forth in Article 7 hereof, and (iii) sell Acetic Acid or Unit Product produced following a Declaration of BP Default to third parties until such time as BP complies with its obligations hereunder. Upon a Declaration of BP Default pursuant to clause (iv) of the definition of "BP Event of Default", the Company may, by written notice to BP terminate this Agreement.

                                   ARTICLE 28

                            NOTICE OF CERTAIN EVENTS

         28.1 In the event that the Company has failed to make payment of any part of principal or interest on any of its indebtedness for borrowed money with an outstanding balance of *** U.S. or more when same shall have become due and payable and such failure has not been waived by the holder(s) of such Indebtedness, the Company agrees to give written notice thereof to BP within seven (7) days of such failure. In such event, the Company shall discuss with BP such failure to make any such payment and the effects thereof on the operations of the Company and afford BP a reasonable opportunity for a reasonable period of time under the existing circumstances to assist the Company in resolving any financial difficulties the Company might have.

         28.2 In the event the Company enters serious negotiations with a third party with respect to the sale or transfer of the Unit (whether directly or indirectly) or as part of the sale or exchange of all or substantially all of the assets of the Company, the sale or exchange of a majority or more of the outstanding voting securities of the Company in a transaction requiring approval by the Company, the merger or consolidation of the Company with or into another corporation or otherwise, the Company agrees to inform BP of such negotiations as soon as the Company is permitted to so inform BP by such third party or by applicable law.

         28.3 In the event that the Company receives notice that the holders of a majority of the outstanding voting securities of the Company have entered serious negotiations to sell, exchange or otherwise transfer such voting securities in a transaction not requiring approval of the Company or its security holders as such, the Company agrees to inform BP of such negotiations as soon as the Company is permitted to so inform BP by such holders or by applicable law.

                                   ARTICLE 29

                                    SURVIVAL

         29.1 The representations, warranties, covenants and agreements contained in Article 30 hereof, together with all indemnity and payment obligations of any party hereto owing to the other party on the date of termination hereof or arising thereafter based on events or occurrences prior to the termination of this Agreement shall survive such termination and for the period of the applicable statute of limitations (or, if there is no such statute, for the longest period permitted by law) with respect to such obligations.

                                   ARTICLE 30

                                INDEMNIFICATION

         30.1 otherwise provided herein, the Company, from and after the Effective Date, shall indemnify and hold BP harmless from and against any and all Damages suffered or incurred by BP on account of or arising from or related to the breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants or agreements made by the Company in or under this

Agreement, or any liability to any party whether incurred under statute or in tort arising directly or indirectly from the operations carried on by or on behalf of the Company at or in connection with the Plant or arising out of Spills or Releases Requiring Response Action (whether occurring before or after the termination of this Agreement), unless such Spills or Releases Requiring Response Action are attributable to the acts, omissions or default of BP.

         30.2 Except as otherwise provided herein, BP, from and after the Effective Date, shall indemnify and hold the Company harmless from and against any and all Damages suffered or incurred by the Company on account of or arising from or related to the breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants or agreements made by BP in or under this Agreement, or any liability to any party whether incurred under statute or in tort arising directly or indirectly from the actions of BP carried out at or in connection with the Plant excepting any Damages arising out of Spills or Releases Requiring Response Action occurring during the Initial Term or the First or Second Additional Terms unless such Spills or Releases Requiring Response Action are attributable to the acts, omissions or default of BP.

         30.3 BP and the Company each agree that promptly after any of its officers becomes aware of the discovery of facts giving rise to a claim by it for indemnification hereunder ("Claim"), such party will provide notice thereof in writing to the other party. The failure of either party to so notify the other party of a Claim, where such failure results in insufficient time being available to permit the party receiving the notice or its counsel to defend against such Claim, shall relieve the other party from any liability in respect of such Claim which it may have otherwise had, but shall not relieve such party from any liability it may have hereunder. For purposes of this Section 30.3, receipt by a party of notice of any demand, assertion, claim, action or proceeding (judicial, administrative or otherwise) by or from any person or entity (other than the other party to this Agreement) or governmental authority ("Third Party Action") which may give rise to a Claim on behalf of such party shall constitute the discovery of facts giving rise to a Claim by it and shall require prompt notice of the receipt of such matter as provided in the first sentence of this Section 30.3. Any notice pursuant to this Section 30.3 shall set forth all information respecting the Claim and the Third Party Action, if any, as such party shall then have and shall contain a statement to the effect that the party giving the notice is making a Claim pursuant to and formal demand for indemnification under this Article 30.

         30.4 For purposes of this Article 30, the term "Indemnifying Party," as to a particular Claim or Third Party Action shall mean the party having or which is held to have an obligation to indemnify the other party with respect to such Claim or Third Party Action pursuant to this Article 30 and the term "Indemnified Party" as to a particular Claim or Third Party Action shall mean the party having or which is held to have the right to be indemnified with respect to such Claim or Third Party Action by the other party pursuant to this
Article 30.

         30.5 Except as otherwise expressly provided herein, Indemnifying Party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Third Party Action with respect to which it is called upon to indemnify Indemnified Party under the provisions of this Agreement; provided, however, that with respect to any Claim arising from the assertion of any Third Party Action, notice of the intention so to contest shall be delivered by Indemnifying Party to Indemnified Party within twenty
(20) days from the date of mailing by Indemnified Party of notice to Indemnifying Party of the assertion of the Third Party Action. Any such contest with respect to a Third Party Action may be conducted in the name and on behalf of Indemnifying Party or the Indemnified Party as may be appropriate. Except as otherwise expressly provided herein, such contest shall be conducted by attorneys employed by Indemnifying Party, but Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at its cost and expense. If Indemnified Party joins in any such contest, Indemnified Party shall have full authority to determine all action to be taken with respect thereto. If after notice as provided for herein, Indemnifying Party does not elect to contest any Third Party Action as provided in this Section 30.5, Indemnifying Party shall be bound by the result obtained with respect thereto by Indemnified Party and the Indemnified Party may (but shall have no obligation to) contest any such Third Party Action or settle or admit liability with respect thereto, all for the account of the Indemnifying Party. At any time after the commencement of defense of any such Third Party Action, Indemnifying Party may request Indemnified Party to agree in writing to the abandonment of such contest or the payment or compromise by Indemnifying Party of the asserted Third Party Action whereupon such action shall be taken unless Indemnified Party so determines that the contest should be continued, and so notifies Indemnifying Party in writing within fifteen (15) days of such request from Indemnifying Party. In the event that Indemnified Party determines that the contest should be continued, Indemnifying Party shall be liable with respect to such Third Party Action only to the extent of the lesser of (i) the amount which the third party taking the Third Party Action had agreed to accept in payment or compromise as of the time Indemnifying Party made its request therefor to Indemnified Party, or (ii) such amount for which Indemnifying Party may be liable with respect to such Claim by reason of the provisions hereof.

         30.6 If requested by Indemnifying Party, Indemnified Party agrees to cooperate with Indemnifying Party and its counsel in contesting any Third Party Action which Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the third party taking the Third Party Action, or any cross complaint against any other person or entity not a party hereto, but

Indemnifying Party will reimburse Indemnified Party for any expenses incurred by it in so cooperating.

         30.7 Indemnified Party agrees to afford Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all persons or entities, including governmental authorities, taking Third Party Action against Indemnified Party or conference with representatives of or counsel for such persons or entities.

         30.8 Indemnifying Party shall pay to Indemnified Party, upon demand, the amount of any Damages to which Indemnified Party may become entitled by reason of the provisions of this Article 30.

                                   ARTICLE 31

                       ADDITIONAL RIGHTS AND LIABILITIES

         31.1 Nothing contained in this Agreement shall require BP to reimburse the Company for any costs or expenses or to provide financial assurances if such costs or expenses are incurred or such financial assurances are required for reasons attributable to a Company Event of Default.

                                   ARTICLE 32

                                 FORCE MAJEURE

         32.1 In the event of either party being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement (other than any obligation to make payment of any amount when due and payable hereunder), it is agreed that on such party giving notice and reasonably full particulars of such force majeure in writing or by telegraph to the other party within a reasonable time after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch.

         32.2 The term "force majeure," as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, high water, washouts, arrests and restraints of government and people, civil disturbances, explosions, breakage or accident to machinery, equipment, lines of pipe or property, freezing of wells, machines, equipment, lines of pipe, or property, partial or entire failure of any machine, equipment, lines of pipe or other property, the occurrence of any Spill or Release Requiring Response Action and any regulatory, civil or criminal action with respect thereto and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension; such term shall likewise include (i), in those instances where any party hereto is required to obtain servitudes, rights-of-way grants, permits or licenses (including permits relating to any Spill or Release Requiring Response Action) to enable such party to fulfil its obligations hereunder, the inability of such party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits or licenses, (ii), in those instances where any party hereto is required to furnish materials and supplies or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or delays on the party of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions; and
(iii) the failure of Praxair to deliver to the Company carbon monoxide, blend gas and hydrogen at the times and in the quantities required by the Praxair Product Supply Agreement; provided the Company uses reasonable diligence to resolve such failure to deliver pursuant to the Praxair Product Supply Agreement.

         32.3 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

         32.4 Notwithstanding the provisions of Section 32.2 hereof, the failure by either party to perform any of its obligations under this Agreement shall be deemed not to have been caused by circumstances reasonably outside its control if such failure results from breakage or accident to machinery, equipment, lines of pipe or other property or the partial or entire failure thereof or the necessity to make repairs or alterations thereto which result from normal wear and tear which could be reasonably anticipated by a reasonably prudent operator or in circumstances where a reasonably prudent operator would have standby equipment or spare parts.

                                   ARTICLE 33

                                  ASSIGNMENTS

         33.1 Except in a transaction pursuant to which all or substantially all of the assets of the Plant are sold or exchanged or the Company merges or consolidates with or into another corporation, and in which the purchaser of the assets or the other party to the merger or consolidation is not a competitor of BP, the Company may not assign its rights hereunder except as collateral to any third party providing financing to the Company or sell, assign or transfer the Unit to any person without the prior written consent of BP. A public offering of securities by the Company shall not be deemed an assignment hereunder.

         33.2 BP may assign its rights or delegate its duties and obligations hereunder to any person without the consent of the Company provided that:

                 (a) Such assignee be of sound financial condition and, in BP's good faith judgment, able timely to perform BP's obligations under this Agreement; and

                 (b) Within ten (10) days after a request by the Company, BP executes a written guarantee of such assignee's timely performance of BP's obligations hereunder, containing the provisions usually and customarily contained in guarantees of financial performance in the United States.

         33.3 Notwithstanding any assignment of any of its rights or a delegation of any of its duties by BP under this Agreement, whether permitted hereby or otherwise, BP shall continue to be responsible for its obligations hereunder, and does hereby unconditionally and absolutely guarantee the timely payment of all sums due, and the timely performance of all obligations, by any assignee hereunder. On default by any such assignee, the Company or the holder of a collateral assignment of this Agreement may, at its option, proceed directly and at once against BP to enforce BP's obligations hereunder, and exercise all remedies available hereunder, without notice to such assignee or the necessity for proceeding or taking any action against such assignee.

         33.4 Any attempted assignment or delegation by either party hereto not otherwise permitted hereby which is made without the prior written consent of the other party shall be ineffective and void for all purposes.

                                   ARTICLE 34

                                    GENERAL

         34.1 Noncompetition Agreement. The Company covenants and agrees with BP that, during the First and Second Additional Terms and so long as no BP Event of Default has occurred and is continuing, the Company will not produce or sell acetic acid other than pursuant to this Agreement without BP's consent, which will not be unreasonably withheld; provided, that (i) the disposition of waste acid pursuant to mutually agreed procedures, and (ii) the transfer of acetic acid to the acrylonitrile production unit located at the Plant for the Company's internal use shall be permitted and shall not constitute violations of this Agreement.

         34.2   Taxes.

                 (a) Upon receipt of invoice therefor, BP shall remit to the Company all Company Taxes.

                 (b) The parties recognize that, during the term of this Agreement, major changes may occur in the system of federal, state and local taxation at the location of the Unit, which may materially alter the existing federal, state and local property, energy, franchise, income and sales tax systems presently in effect. In the event of such alteration, the parties agree to equitably adjust all formulas in this Agreement to reflect such changes.

                 (c) BP shall be responsible for and pay any state or local property tax attributable to the Acetic Acid and Unit Product produced hereunder and to the Methanol provided by BP hereunder, which taxes shall be considered part of BP Cost of Sales.

         34.3 Notices. Except as otherwise specifically provided, any notice provided for by this Agreement and any other notice, demand or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified United

States mail, first-class postage prepaid, return receipt requested, in a properly sealed envelope, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth below:

                 (a)      Company:      Sterling Chemicals, Inc.
                                        1200 Smith Street
                                        Houston, Texas 77002
                                        Attention: General Manager, Acetic Acid

                          Copy To:      Sterling Chemicals, Inc.
                                        1200 Smith Street
                                        Houston, Texas 77002
                                        Attention: General Counsel

                 (b)      BP:           BP Chemicals Inc.
                                        4440 Warrensville Center Road
                                        Warrensville Heights, Ohio 44128-2837
                                        Attention: Vice President, Acetyls



                          Copy To:      BP Chemicals Inc.
                                        1 Second Avenue South
                                        Texas City, Texas 77590
                                        Attention: Product Manager, Acetyls
                                             and

                          Copy To:      BP America Inc.
                                        200 Public Square
                                        Cleveland, Ohio 44114-2373
                                        Attention: Mr. R.G. Raymond
                                                   Corporate Counsel

         Any address or name specified above may be changed by a notice given by the addressee to the other parties in accordance with this Section 34.3. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or the rejection or other refusal to accept any notice, demand or communication, shall be deemed to be the receipt of the notice, demand or communication as of the date of such inability to delivery or the rejection or refusal to accept.

         34.4 Controlling Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder shall be governed by the laws of the State of Texas.

         34.5 Heading. The headings and titles to the Articles of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

         34.6 Modifications and Waivers. No intermination, cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in writing signed by the party or parties to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on the occasion shall not be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

         34.7 Entire Agreement. This Agreement, including the other instruments herein provided for or referred to, and that certain letter dated as of the date of execution of this Agreement between BP and the Company regarding the purchase of inventory supersede all other agreements, oral or written, heretofore made with respect to the subject matter hereof and the transactions contemplated hereby, and contain the entire agreement of the parties.

         34.8 Severability. Any provisions hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms.

         34.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts together shall constitute but one and the same instrument.

         34.10 Binding on Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         34.11 Public Statements. The parties hereto agree to consult with one another prior to issuing any public announcement or statement with respect to the transactions contemplated herein.

         34.12 No Partnership or Agency. This Agreement shall not be construed to create a partnership, joint venture, association or other entity or business organization or to create a principal-agent relationship between the Company and BP.

         34.13 No Transfer of Title. BP expressly does not by the terms of this Agreement sell, transfer or assign to the Company any title or interest in the Unit. The Company expressly does not by the terms of this Agreement sell, transfer or assign to BP any title or interest in the Unit or any of the Company's other assets or properties other than Acetic Acid when and as provided herein.

         34.14 Wire Transfer, Etc. All sums and amounts payable or to be payable pursuant to this Agreement shall be payable in immediately available funds and in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America and shall be made by wire transfer of immediately available funds to such bank and/or account in the continental United States for the account of the payee as from time to time the payee shall have directed to the payor in writing, or, if no such direction shall have been given, by check to the payee in the manner and at the address set forth above. Whenever in this Agreement BP is required to pay or reimburse the Company upon receipt of invoice or otherwise when no due date for payment is specifically provided, payment shall be due ten (10) Business Days after receipt of invoice or other statement, and shall be made in the manner set forth above.

         34.15 No Known Disputes. As of the date of this Amended and Restated Production Agreement, the Company and BP agree, acknowledge and confirm (i) that there are no known disputes pending between them arising out of or relating to this Agreement which are unresolved and (ii) that the Agreement, as amended and restated hereby, remains in full force and effect on and as of the date hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written, but effective as of the Effective Date.

                                  BP CHEMICALS INC.,
                                  an Ohio corporation



                                  By: /s/ G.C. Greve
                                     -----------------------------------------
                                      G. C. Greve
                                      President

                                  Endorsed
                                      By: /s/ G.R. Hunt
                                         -------------------------------------
                                         G. R. Hunt
                                         Business General Manager, Acetyls
                                         BP Chemicals Ltd.

                                      STERLING CHEMICALS, INC.,
                                      a Delaware corporation


                                      By: /s/ Robert W. Roten
                                         -------------------------------------
                                          Robert W. Roten
                                          President

                                   EXHIBIT A

                                BP Cost of Sales

Cost of Sales shall include, but not be limited to, the following items of direct expenditure:

SALARIES, ASSOCIATED DIRECT EMPLOYMENT AND TRAVEL AND ENTERTAINMENT COSTS

For each of the following positions, the actual percentage of direct man-years dedicated to the Texas City acetic acid operations shall be estimated on an annual basis. (The 1994 man-year allocations are shown in parenthesis.) Salaries associated to direct employment costs (excluding incentive schemes) and travel and entertainment for each individual shall be included based on these percentages.

Position                                               Location
--------                                               --------
 ***                                               Warrensville, OH


 ***                                               Warrensville, OH

 ***                                               Texas City, TX

 ***

                                                   Texas City, TX
                                                        Local
                                                        Local

 ***                                               Warrensville, OH


OFFICE ACCOMMODATION, EQUIPMENT, AND DIRECT BUSINESS SUPPORT COSTS

Business Support costs shall be allocated to Cost of Sales, based on the ratio of direct man-years (from the list above) to the total comparable man-years (i.e. V.P., Business and Product Managers, Sales Managers, Sales Representatives and Customer Service personnel) included in the Acetyls, Solvents and Petrochemicals Department. (For 1994, *** ) The percentage thus determined shall be applied to the total actual Acetyls, Solvents and Petrochemicals Department cost for business support areas, including, but not limited to, those listed below:

                                      ***

DIRECT EXPORTING COSTS

Agents' Commissions (e.g. Marubeni, Japan 3%)
Commissions (Internal BP) on sales to South/Central America
Duties, Taxes as applicable
Direct Costs of Independent Surveyors


The above costs to be advised on a provisional quarterly basis, together with any identified additional costs. Formal costs to be advised on an annual basis for profit sharing calculations.

                                   EXHIBIT B

                                  FIXED COSTS



                                      ***

                                   EXHIBIT C

                             Methanol Specification


                                      ***

                                   EXHIBIT D

                           Acetic Acid Specifications


                                      ***

                                   EXHIBIT E

                   Legal Description of the Land of the Unit

                                    TRACT 1

                                ACETIC ACID SITE
                          METES AND BOUNDS DESCRIPTION
                    77,729 S.F. OUT OF A 237.0539 ACRE TRACT
                            NORMAN HURD SURVEY, A-77
                          SYLVESTER BOWEN SURVEY, A-24
                            JOHN GRANT SURVEY, A-72
                             JAMES B. WELLS SURVEY
                      TEXAS CITY, GALVESTON COUNTY, TEXAS

All that certain 77,729 square feet of land out of a 237.0539 acre tract out of the Norman Hurd Survey, A-77, Sylvester Bowen Survey, A-24, John Grant Survey, A-72, James B. Wells Survey, Texas City, Galveston County, Texas and being more particularly described by metes and bounds as follows:

Commencing at a set 5/8" iron rod located in the south right-of-way line of 4th Avenue South (70' wide) at its intersection with the east right-of-way line of 6th Street (100' wide); Thence S. 00 degrees 23' 20" E - 949.19'; Thence N
89 degrees 36' 40" E - 1,069.61' to the POINT OF BEGINNING of the herein described parcel;

THENCE  N    0 degrees  23'   20"  W   -   439.50'  to a point;

THENCE  N   89 degrees  36'   40"  E   -   284.60'  to a point;

THENCE  S    0 degrees  23'   20"  E   -   141.50'  to a point;

THENCE  S   89 degrees  36'   40"  W   -   198.90'  to a point;

THENCE  S    0 degrees  23'   20"  E   -   298.00'  to a point;

THENCE  S   89 degrees  36'   40"  W   -   125.70'  to the POINT OF BEGINNING
and containing 77,729 square feet.

Compiled By:
Prejean & Company Inc.,
Surveying and Mapping

July 30, 1986

                                    TRACT 2

                                  SYNGAS UNIT
                          METES AND BOUNDS DESCRIPTION
                    96,295 S.F. OUT OF A 237.0539 ACRE TRACT
                      OUT OF THE NORMAN HURD SURVEY, A-77
                          SYLVESTER BOWEN SURVEY, A-24
                            JOHN GRANT SURVEY, A-72
                             JAMES B. WELLS SURVEY
                      TEXAS CITY, GALVESTON COUNTY, TEXAS

All that certain 96,295 square feet of land out of a 237.0539 acre tract out of the Norman Hurd Survey, A-77, Sylvester Bowen Survey, A-24, John Grant Survey, A-72, James B. Wells Survey, Texas City, Galveston County, Texas and being more particularly described by metes and bounds as follows:

Commencing at a set 5/8" iron rod located in the south right-of-way line of 4th Avenue South (70' wide) at its intersection with the east right-of-way line of 6th Street (100' wide); Thence S. 00 degrees 23' 20" E - 112.22'; Thence N
89 degrees 36' 40" E - 1,523.94' to the POINT OF BEGINNING of the herein described parcel;

THENCE  S   89 degrees  13'   04"  E   -   228.21'  to a point for corner;

THENCE  S   01 degrees  28'   23"  E   -   252.06'  to a point for corner;

THENCE  S   88 degrees  44'   19"  E   -   112.24'  to a point for corner;

THENCE  S   02 degrees  12'   19"  W   -   113.22'  to a point for corner;

THENCE  S   88 degrees  26'   45"  W   -   197.05'  to a point for corner;

THENCE  N   01 degrees  56'   59"  E   -    19.03'  to a point for corner;

THENCE  S   89 degrees  19'   25"  W   -   142.19'  to a point for corner;

THENCE  N   00 degrees  38'   23"  W   -   358.61'  to the POINT OF BEGINNING
and containing 96,295 square feet (2.2106 acres) of land, more or less.

Compiled By:

PREJEAN & COMPANY, INC.
Surveying/mapping

July 30, 1986

                                    TRACT 3

                             FLARE FOR SYNGAS UNIT
                          METES AND BOUNDS DESCRIPTION
                     796 S.F. OUT OF A 237.0539 ACRE TRACT
                      OUT OF THE NORMAN HURD SURVEY, A-77
                          SYLVESTER BOWEN SURVEY, A-24
                            JOHN GRANT SURVEY, A-72
                             JAMES B. WELLS SURVEY
                      TEXAS CITY, GALVESTON COUNTY, TEXAS

All that certain 796 square feet of land out of a 237.0539 acre tract out of the Norman Hurd Survey, A-77, Sylvester Bowen Survey, A-24, John Grant Survey, A-72, James B. Wells Survey, Texas City, Galveston County, Texas and being more particularly described by metes and bounds as follows:

Commencing at a set 5/8" iron rod located in the south right-of-way line of 4th Avenue South (70' wide) at its intersection with the east right-of-way line of 6th Street (100' wide); Thence S. 00 degrees 23' 20" E - 467.50'; Thence N
89 degrees 36' 40" E - 1,461.50' to the POINT OF BEGINNING of the herein described parcel;

THENCE  N   00 degrees  23'   20"  W   -    32.50'  to a point for corner;

THENCE  N   89 degrees  36'   40"  E   -    24.50'  to a point for corner;

THENCE  S   00 degrees  23'   20"  E   -    32.50'  to a point for corner;

THENCE  S   89 degrees  36'   40"  W   -    24.50'  to the POINT OF BEGINNING
and containing 796 square feet of land, more or less.

Compiled By:

PREJEAN & COMPANY, INC.
Surveying/mapping

July 30, 1986

                                    TRACT 4

                                 DAY TANKS SITE
                          METES AND BOUNDS DESCRIPTION
                    4,773 S.F. OUT OF A 237.0539 ACRE TRACT
                      OUT OF THE NORMAN HURD SURVEY, A-77
                          SYLVESTER BOWEN SURVEY, A-24
                            JOHN GRANT SURVEY, A-72
                             JAMES B. WELLS SURVEY
                      TEXAS CITY, GALVESTON COUNTY, TEXAS

All that certain 4,773 square feet of land out of a 237.0539 acre tract out of the Norman Hurd Survey, A-77, Sylvester Bowen Survey, A-24, John Grant Survey, A-72, James B. Wells Survey, Texas City, Galveston County, Texas and being more particularly described by metes and bounds as follows:

Commencing at a set 5/8" iron rod located in the south right-of-way line of 4th Avenue South (70' wide) at its intersection with the east right-of-way line of 6th Street (100' wide); Thence S. 00 degrees 23' 20" E - 470.50'; Thence N
89 degrees 36' 40" E - 1,218.30' to the POINT OF BEGINNING of the herein described parcel;

THENCE  N   00 degrees  23'   20"  W   -    64.50'  to a point for corner;

THENCE  N   89 degrees  36'   40"  E   -    74.00'  to a point for corner;

THENCE  S   00 degrees  23'   20"  E   -    64.50'  to a point for corner;

THENCE  S   89 degrees  36'   40"  W   -    74.00'  to the POINT OF BEGINNING
and containing 4,773 square feet of land, more or less.

Compiled By:

PREJEAN & COMPANY, INC.
Surveying/mapping

July 30, 1986

                                    TRACT 5

                             ACETIC ACID TANK SITE
                          METES AND BOUNDS DESCRIPTION
                        56,220 SQUARE FEET GROUND LEASE
                            JOHN GRANT SURVEY, A-72
                          SYLVESTER BOWEN SURVEY, A-24
                      TEXAS CITY, GALVESTON COUNTY, TEXAS

All that certain 56,220 square feet for ground lease out of the John Grant Survey, A-72 and the Sylvester Bowen Survey, A-24 in Texas City, Galveston County, Texas and being more particularly described by metes and bounds as follows:

Commencing at a set 5/8" iron rod marking the southeast corner of that certain
22.71 acres of land described in a deed dated 8-19-1969 from Texas City Terminal Railway Company to Monsanto Company filed at Volume 2051, Page 654 Galveston County Deed Records, thence N 00' 51' 00" W - 389.07', along the east line of said 22.71 acre tract being westerly of, parallel with and 50' perpendicular distance from the centerline of said flood wall, to a set 5/8" iron rod for the southerly southeast corner of said 22.71 acre tract, thence N 20 degrees 52 degrees 05" W - 209.65', continuing along the east line of said
22.71 acre tract, to a set 5/8" iron rod for angle point, thence N 89 degrees 46' 57" E - 80.15', along an interior south line of said 22.71 acre tract, to a set 5/8" iron rod for corner, thence N 20 degrees 52' 05" W - 82.13', along the east line of said flood wall, to a set 5/8" iron rod for corner, thence N
00 degrees 50' 20" E - 204.69', along the east line of said 22.71 acre tract being easterly of, parallel with and 25' perpendicular distance from the centerline of said flood wall, to a point for corner, thence N 89 degrees 09' 40" W - 86.82', to the POINT OF BEGINNING of the herein described tract:

THENCE N 01 degrees 17' 29" E - 143.99', to a point for corner;

THENCE S 75 degrees 20' 45" W - 306.41', to a point for corner;

THENCE S 00 degrees 36' 19" E - 242.45', to a point for corner;

THENCE N 89 degrees 33' 49" E - 137.79', to a point for corner;

THENCE N 16 degrees 37' 18" W - 126.42', to a point for corner;

THENCE N 74 degrees 06' 25" E - 196.52', to the POINT OF BEGINNING and containing 56.220 square feet for ground lease more or less.

Compiled By:
Prejean and Company, Inc.
Surveying and Mapping
July 30, 1986

                                    TRACT 6

                               METHANOL TANK SITE
                          METES AND BOUNDS DESCRIPTION
                     72,362 S.F. OUT OF 237.0639 ACRE TRACT
                      OUT OF THE NORMAN HURD SURVEY, A-77
                          SYLVESTER BOWEN SURVEY, A-24
                            JOHN GRANT SURVEY, A-72
                             JAMES B. WELLS SURVEY
                      TEXAS CITY, GALVESTON COUNTY, TEXAS

All that certain 72.362 square feet of land out of a 237.0539 acre tract out of the Norman Hurd Survey, A-77, Sylvester Bowen Survey, A-24, John Grant Survey, A-72 and James B. Wells Survey, Texas City, Galveston County, Texas and being more particularly described by metes and bounds as follows:

Commencing at a set 5/8" iron rod located in the south right-of-way line of 4th Avenue South (70' wide) at its intersection with the east right-of-way line of 6th Street (100' wide); Thence S 00 degrees 23' 20" E - 438.00'; Thence N
89 degrees 36' 40" E - 30.00' to the POINT OF BEGINNING of the herein described parcel;

THENCE N 00 degrees 23' 20" W - 373.00' to a point for corner;

THENCE N 89 degrees 36' 40" E - 194.00' to a point for corner;

THENCE S 00 degrees 23' 20" E - 373.00' to a point for corner;

THENCE S 89 degrees 36' 40" W - 194.00' to the POINT OF BEGINNING and containing
72.362 square feet of land, more or less.

Compiled By:

PREJEAN & COMPANY, INC.
Surveying/mapping

July 30, 1986

                                    TRACT 7

                              CARBON DIOXIDE SITE
                          METES AND BOUNDS DESCRIPTION
                     10,360 S.F. OUT OF 237.0639 ACRE TRACT
                       OUT OF HE NORMAN HURD SURVEY, A-77
                          SYLVESTER BOWEN SURVEY, A-24
                            JOHN GRANT SURVEY, A-72
                             JAMES B. WELLS SURVEY
                      TEXAS CITY, GALVESTON COUNTY, TEXAS

All that certain 10,360 square feet of land out of a 237.0539 acre tract out of the Norman Hurd Survey, A-77, Sylvester Bowen Survey, A-24, John Grant Survey, A-72 and James B. Wells Survey, Texas City, Galveston County, Texas and being more particularly described by metes and bounds as follows:

Commencing at a set 5/8" iron rod located in the south right-of-way line of 4th Avenue South (70' wide) at its intersection with the east right-of-way line of 6th Street (100' wide); Thence N 89 degrees 36' 40" E - 1,882.50'; Thence N
00 degrees 23' 20" W - 261.00' to the POINT OF BEGINNING of the herein described parcel;

THENCE N 00 degrees 23' 20" W - 285.00' to a point for corner;

THENCE N 89 degrees 36' 40" E - 27.00' to a point for corner;

THENCE S 00 degrees 23' 20" E - 220.00' to a point for corner;

THENCE N 89 degrees 36' 40" E - 41.00' to a point for corner;

THENCE S 00 degrees 23' 20" E - 65.00' to a point for corner;

THENCE S 89 degrees 36' 40" W - 68.00' to the POINT OF BEGINNING and containing
10.360 square feet of land, more or less.

Compiled By:

PREJEAN & COMPANY, INC.
Surveying/mapping

July 30, 1986

                                   EXHIBIT F

                           VARIABLE COSTS-ACETIC ACID

                                      ***

                                   EXHIBIT G

                                   Insurance





                                      ***

                                   EXHIBIT H


                     SAMPLE PROFIT CALCULATIONS AFTER 2006

                EXAMPLE POST-2006 PROFIT CALCULATION AND PAYMENT

                                      ***

                                   EXHIBIT I

                                BLEND GAS CREDIT

                                      ***



                                     -1-